UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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INTEGRATED DEVICE TECHNOLOGY, INC.
(Name of Registrant as Specified in Its Charter)
______________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2018 Proxy Statement	1

Notice of 2018 Annual Meeting of Stockholders

INTEGRATED DEVICE TECHNOLOGY, INC.

Date and time:	Monday, September 17, 2018, at 10:00 a.m. local time
Location:	6024 Silver Creek Valley Road, San Jose, California 95138
Items of business:	1.	Election of seven directors nominated by the Board of Directors;
	2.	Advisory vote to approve named executive officer compensation;
	3.	Ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company; and
	4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Record date:	July 25, 2018

The foregoing items of business are more fully described in the Proxy Statement.
The majority of the Company’s outstanding shares must be represented at the Annual Meeting (present in person during the Annual Meeting or by proxy) to transact business. To assure proper representation at the Annual Meeting, please mark, sign and date the enclosed proxy and mail it promptly in the enclosed self-addressed envelope. You may also vote online at http://materials.proxyvote.com/458118 or by phone by following the instructions on your proxy card. Your proxy will not be used if you revoke it either before or at the Annual Meeting.

By Order of the Board of Directors

/s/ Matthew D. Brandalise

Matthew D. Brandalise Secretary
San Jose, California

2018 Proxy Statement	2

INTEGRATED DEVICE TECHNOLOGY, INC
2018 Annual Meeting of Stockholders Proxy Statement
______________________________________________________________________________________________________

2018 Proxy Statement	3

2018 PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in the proxy statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting. For more information on the financial and operating performance of the Company in the most recent completed fiscal year, please review the Company's Annual Report on Form 10-K for the year ended April 1, 2018 that was filed with the U.S. Securities and Exchange Commission (the "SEC") on May 18, 2018.
SUMMARY OF PROPOSALS
A summary of the 2018 Annual Meeting proposals is below. Every stockholder’s vote is important. Our Board of Directors urges you to vote your shares FOR each of the proposals.

Proposal	Matter	For more information, refer to:
Proposal 1	Election of seven directors nominated by the Board of Directors	Page 12
Proposal 2	Advisory vote to approve named executive officer compensation	Pages 20, 27
Proposal 3	Ratification of of the selection of PricewaterhouseCoopers, LLP as the independent registered public accounting firm of the Company	Pages 21

PROPOSAL NO. 1 - ELECTION OF DIRECTORS
You are being asked to vote on the election of the seven director nominees listed in the table below. The following table provides summary information about each director nominee as of July 27, 2018. Their biographical information is contained under the "Election of Directors" section.

	Director			Committee Membership
Name of Nominee	Age	Since	Independent(1)	AC	CC	NGC	Other Current Public Boards
Ken Kannappan	58	2015	Yes		M	M
Selena LaCroix	53	2016	Yes		M	C
Umesh Padval	60	2008	Yes	M	C		Mellanox Technologies
Gordon Parnell	68	2008	Yes	C		M
Robert Rango	60	2015	Yes	M		M	Keysight Technologies and KLA-Tencor
Norman Taffe	52	2013	Yes	M	M		DSP Group, Inc.
Gregory Waters	57	2014	No				Mellanox Technologies
(1) Independence determined under the applicable rules and regulations of the SEC and Nasdaq Stock Market, Inc.

AC-	Audit Committee	C-	Chairperson
CC-	Compensation Committee	M-	Member
NGC-	Nominating and Governance Committee

2018 Proxy Statement	4

PROPOSAL NO. 2 - EXECUTIVE COMPENSATION
We are asking our stockholders to cast a non-binding vote, also known as “say-on-pay,” to approve our NEO’s compensation. The Board of Directors believes that our compensation policies and practices are effective in achieving our goals of attracting, motivating and retaining a high-caliber executive team; rewarding financial and operating performance; and aligning executives’ interests with those of our stockholders to create long-term value. The Board of Directors and our stockholders approved annual “say-on-pay” votes.
FISCAL 2018 PERFORMANCE HIGHLIGHTS 1
Fiscal 2018 was a highly successful year for IDT.  The investment decisions, financial model and operational execution of the past several years continued to pay off with strong revenue growth, margin expansion and value creation.

•	Revenue grew 15.7% year over year and 9.3% organically (excluding acquired revenue)

•	Non-GAAP operating margin expanded by 60 basis points

•	IDT share price increased 29% from the prior year

Our performance in each of these areas has improved significantly over the past four years as illustrated below.

1 See Appendix for additional information regarding non-GAAP financial measures and reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.

EXECUTIVE COMPENSATION HIGHLIGHTS
Our executive compensation programs are designed to reflect our pay for performance philosophy by rewarding superior performance based upon the actual achievement of both short and long-term goals, as set by the Board of Directors. To continually reinforce our pay for performance philosophy our NEO compensation is weighted toward performance based, “at risk” variable cash and long-term equity awards that are only earned if we achieve pre-established corporate metrics.
Our executives’ targeted compensation mix is heavily weighted toward variable, performance-based pay which aligns our executives’ interests with the long term objectives of the Company. As illustrated below, our executive compensation program design is weighted towards performance and intended to drive stockholder value. For fiscal

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2018, 51% of CEO target compensation was at risk. Our general practice is to target 50% of our NEOs total compensation as performance based compensation. For fiscal year 2018, our NEO average at risk compensation mix was at 55%.

For additional information, please refer to the Compensation Discussion and Analysis section of this Proxy Statement.

PROPOSAL NO. 3 - RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We are asking our stockholders to ratify the Audit Committee’s selection of Pricewaterhouse Coopers LLP (PwC) as our independent registered public accounting firm for the fiscal year ending March 31, 2019. Even if the selection is ratified, the Audit Committee and the Board of Directors may select a different independent registered public accounting firm at any time if it determines such a change would be in the best interests of IDT and our stockholders.

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IN FOCUS - SUSTAINABILITY AND CORPORATE CITIZENSHIP
We believe that operating our business in a sustainable manner, investing in our people, and supporting our community not only benefits IDT but also benefits our stockholders.
KEY SUSTAINABILITY INITIATIVES

Supply Chain

We create value for IDT stockholders and customers by continuously improving performance and accountability across our supply chain.

- Member of Responsible Business Alliance (formerly Electronic Industry Citizenship Coalition)
- Our **Corporate Social and Environmental Responsibility Policy** affirms our commitment to compliance and continual improvement

People

We pride ourselves on programs specifically designed to attract, retain and develop a diverse, highly skilled work force.

- We offer exceptional rewards programs
- We deliver outstanding development opportunities.
- We actively **integrate diversity and inclusion** through the entire employee experience.

Environment

We play a critical role in addressing some of our planet's greatest environmental challenges.

- Environmental Management System Certified to ISO 14001:2015 (Registration No. 10004465 UM15)
- Environmental Policy reviewed, endorsed and signed by Executive Management
- Continuously minimize our carbon footprint by conserving natural resources
- Strive to increase energy efficiency at our sites by establishing energy reduction programs and projects
- Green Partner Certifications: Samsung ECO, Huawei, and Sony

Ethics

We are committed to conducting business with uncompromising integrity and ethics.

- Our **Code of Business Ethics** and ethics training program ensures employees recognize the important role they play as individuals to ensure IDT's integrity is preserved
- IDT offers and advertises multiple channels for employees to report concerns, including a **24/7 Business Ethics helpline**
- Responsible sourcing of materials for our products, by demanding our supply chain partners become Conflict Mineral Free.

2018 Proxy Statement	7

INTEGRATED DEVICE TECHNOLOGY, INC.
6024 Silver Creek Valley Road
San Jose, California 95138
(408) 284-8200
 _________________________________________________________
2018 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
 _________________________________________________________
July 27, 2018
The accompanying proxy is solicited on behalf of the Board of Directors of Integrated Device Technology, Inc., a Delaware corporation (the “Company” or “IDT”), for use at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Monday, September 17, 2018, at 10:00 a.m., local time, or at any adjournment or postponement thereof. The Annual Meeting will be held at the Company’s principal place of business located at 6024 Silver Creek Valley Road, San Jose, California 95138. Only holders of record of the Company’s common stock as of the close of business on July 25, 2018 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, the Company had 129,725,473 shares of common stock outstanding and entitled to vote. A majority of such shares, present in person or represented by proxy, will constitute a quorum for the transaction of business.
This Proxy Statement and the accompanying form of proxy will be first mailed to stockholders on or about August 6, 2018. An Annual Report on Form 10-K with an Annual Report Wrap for the fiscal year ended April 1, 2018 are being mailed concurrently with the mailing of the Notice of Annual Meeting and Proxy Statement to all stockholders of record as of the Record Date. The Annual Report on Form 10-K and the Annual Report Wrap are not incorporated by reference into this Proxy Statement and are not considered proxy solicitation material.
VOTING RIGHTS AND SOLICITATION OF PROXIES
Holders of the Company’s common stock are entitled to one vote for each share held as of the Record Date, except that in the election of directors, each stockholder has cumulative voting rights and is entitled to a number of votes equal to the number of shares held by such stockholder multiplied by the number of directors to be elected. The stockholder may cast these votes all for a single candidate or distribute the votes among any or all of the candidates. No stockholder will be entitled to cumulate votes for a candidate, however, unless that candidate’s name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the Annual Meeting, prior to the voting, of an intention to cumulate votes. In such an event, the proxy holder may allocate among the director nominees, if more than one, the votes represented by proxies in the proxy holder’s sole discretion.
The directors in Proposal No. 1 will be elected by a plurality of the votes cast. Abstentions will have no effect with regard to Proposal No. 1, because approval of a percentage of shares present or outstanding is not required for Proposal No. 1. Broker non-votes will have no effect on the outcome of Proposal No. 1. Proposal Nos. 2 and 3 each require for approval the affirmative vote of the majority of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions have the same effect as a vote against Proposal Nos. 2 and 3. Broker non-votes will have no effect on the outcome of Proposal Nos. 2 and 3.
Unless there are different instructions on the proxy, all shares represented by valid proxies (and not revoked prior to the vote) will be voted at the Annual Meeting: (1) FOR the election of the director nominees listed in Proposal No. 1; (2) FOR the approval, on a non-binding, advisory basis, of the executive compensation of our named executive officers (“NEOs”) in Proposal No. 2 (“Say-on-Pay”); and (3) FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm in Proposal No. 3.
Because votes on Proposal No. 2 are advisory, they will not be binding on the Board of Directors, the compensation committee of the Board of Directors, or IDT. With respect to Proposal No. 2, the Board of Directors will review the voting results and take them into consideration when making future decisions about executive compensation.

Integrated Device Technology, Inc. 8

All votes will be tabulated by the inspector of election appointed for the Annual Meeting who will separately tabulate, for each proposal, affirmative and negative votes, abstentions and broker non-votes. Abstentions will be considered present and entitled to vote at the Annual Meeting and will be counted towards determining whether or not a quorum is present. Broker non-votes will be counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. There are no statutory or contractual rights of appraisal or similar remedies available to those stockholders who dissent from any matter to be acted on at the Annual Meeting.
The expenses of soliciting proxies to be voted at the Annual Meeting will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, certain officers or employees of the Company and/or its agents may also solicit proxies by mail, telephone and facsimile or in person. No additional compensation will be paid to such officers, regular employees or agents of the Company for such services. Following the original mailing of the proxies and other soliciting materials, the Company will request that brokers, custodians, nominees and other record holders of the Company’s common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In such cases, the Company, upon request of the record holders, will reimburse such holders for their reasonable expenses.
Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.
REVOCABILITY OF PROXIES
Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote. A proxy may be revoked prior to the vote and exercise of the proxy by: (i) a written notice delivered to the Company stating that the proxy is revoked, (ii) a subsequent proxy that is signed by the person who signed the earlier proxy and that is presented at the Annual Meeting or (iii) attendance at the Annual Meeting and voting in person. Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming such stockholder’s beneficial ownership of the shares.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) may submit to the Board of Directors proposals to be considered for inclusion in next year’s proxy statement for the Annual Meeting in 2019. Your proposal must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Secretary at Integrated Device Technology, Inc., 6024 Silver Creek Valley Road, San Jose, California 95138, and must be received no later than March 29, 2019; provided, however, that if the date of our 2019 Annual Meeting is not within 30 days before or after September 17, 2019, then your proposal must be received no later than a reasonable time before we begin to print and send our proxy materials for the 2019 Annual Meeting.
Our Amended and Restated Bylaws (“Bylaws”) also provide for separate advance notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting which is not intended to be included in next year’s proxy statement. To be considered timely under these provisions, the stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices at the address set forth above no earlier than May 20, 2019 and no later than June 19, 2019; provided, however, that if the date of our 2019 Annual Meeting is more than 30 days before or more than 60 days after September 17, 2019, the notice must be delivered no earlier than 120 days before the 2019 Annual Meeting and no later than 90 days before the 2019 Annual Meeting, or, if later, no later than the 10th day following the day on which the first public announcement of the date of the 2019 Annual Meeting was made. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. For more information on stockholder nominations for director, see “Consideration of Stockholder Nominees for Director” below. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

2018 Proxy Statement	9

The chairman of the meeting may refuse to acknowledge the introduction of your proposal if it is not made in compliance with the foregoing procedures or the applicable provisions of our Bylaws. Our Bylaws were filed with the Securities and Exchange Commission (the “SEC”) and can be viewed by visiting the SEC’s website at http://www.sec.gov. You may also obtain a copy by writing to our Secretary at our principal executive offices located at 6024 Silver Creek Valley Road, San Jose, California 95138.
CONSIDERATION OF STOCKHOLDER NOMINEES FOR DIRECTOR
The Nominating & Governance Committee of our Board of Directors will consider properly submitted stockholder nominations for candidates to serve on our Board of Directors. Pursuant to our Bylaws, a stockholder who wishes to nominate persons for election to the Board of Directors at the 2019 Annual Meeting must be a stockholder of record both when such holder gives the Company notice and at the time of the meeting, must be entitled to vote at the meeting and must comply with the notice provisions in our Bylaws. A stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices at the address set forth above not less than 90 days nor more than 120 days prior to the one year anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. For our 2019 Annual Meeting, the notice must be delivered in accordance with the dates set forth in “Stockholder Proposals to be Presented at Next Annual Meeting” above.
The stockholder’s notice must include (i) the stockholder name providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (iii) any affiliate or associate of such stockholder or beneficial owner, (iv) any other person with whom such stockholder or such beneficial owner is acting in concert, including but not limited to, their names and addresses, the class or series numbers of shares of IDT that are owned by such persons and disclosable interests such persons may have, and (v) any other information that would be required to be included in a proxy statement or otherwise required by the Exchange Act.
The chairman of the meeting will determine if the procedures in the Bylaws have been followed, and if not, declare that the nomination be disregarded. If the nomination was made in accordance with the procedures in our Bylaws, the Nominating & Governance Committee of the Board of Directors will apply the same criteria in evaluating the nominee as it would any other board nominee candidate and will recommend to the Board of Directors whether or not the stockholder nominee should be nominated by the Board of Directors and included in our proxy statement. The nominee and nominating stockholder must be willing to provide any information reasonably requested by the Nominating & Governance Committee in connection with its evaluation.
COMMUNICATIONS WITH THE BOARD OF DIRECTORS OR NON-MANAGEMENT DIRECTORS
Stockholders who wish to communicate with our Board of Directors or with only the non-management directors serving on our Board of Directors may send their communications in writing to: Integrated Device Technology, Inc., 6024 Silver Creek Valley Road, San Jose, California 95138, Attention: Secretary. The Secretary of the Company will forward these communications to the Chairman of the Board of Directors if the Chairman is a non-employee director, or otherwise to the Lead Independent Director of the Board of Directors. Stockholders should direct their communications to either the Board of Directors or the Chairman of the Board of Directors. Communications will not be forwarded to the Chairman of the Board of Directors unless the stockholder submitting the communication identifies itself by name and sets out the class and number of shares of stock owned by it, beneficially or of record.

Integrated Device Technology, Inc. 10

Important Notice Regarding Internet Availability of Proxy Materials for the 2018 Annual Meeting of Stockholders:
The Notice and Proxy Statement, and the Annual Report on Form 10-K for the fiscal year ended April 1, 2018 are available at http://materials.proxyvote.com/458118.
CODE OF BUSINESS ETHICS
The Company has adopted a Code of Business Ethics that applies to all of our directors, officers, employees, and representatives. The Code of Business Ethics is available on our website at http://ir.idt.com/governance.cfm. If the Company makes any substantive amendments to the Code of Business Ethics or grants any waiver from a provision of the Code of Business Ethics to any of our directors or officers, the Company will promptly disclose the nature of the amendment or waiver on the Company’s website.

2018 Proxy Statement	11

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Board of Directors has nominated each of Ken Kannappan, Umesh Padval, Gordon Parnell, Robert Rango, Norman Taffe, Selena Loh LaCroix, and Gregory Waters for re-election to the Board of Directors. All seven of the nominees listed below are currently serving on the Board of Directors and each has indicated a willingness to continue serving if elected. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the seven nominees named below. Proxies cannot be voted for a greater number of persons than the number of nominees standing for election. In the event that any nominee becomes unable or declines to serve as a director, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy, or the Board of Directors may reduce the authorized number of directors in accordance with the Company’s Restated Certificate of Incorporation and its Bylaws, each as amended. We are not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next annual meeting or until a successor has been duly elected and qualified.
Nominees
The names of the nominees and certain information about them, as of July 27, 2018, including the specific experiences, qualifications, attributes and skills that led the Board to conclude that each nominee should serve as a director at this time are set forth below:

Name of Nominee	Age	Position with Company	Director Since
Ken Kannappan(2)(3)	58	Director	2015
Selena Loh LaCroix(2)(3)	53	Director	2016
Umesh Padval(1)(2)	60	Director	2008
Gordon Parnell(1)(3)	68	Director	2008
Robert Rango(1)(3)	60	Director	2015
Norman Taffe(1)(2)	52	Director	2013
Gregory L. Waters	57	Director, President and Chief Executive Officer	2014

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating & Governance Committee.
Mr. Kannappan has been a director of the Company since January 2015. He served as President and Chief Executive Officer of Plantronics from 1999 to October, 2016. Mr. Kannappan also served on the Board of Directors of Plantronics from 1999 to October, 2016. Mr. Kannappan brings to the board a wealth of business leadership experience and a track record of success. Mr. Kannappan joined Plantronics in February 1995 as vice president of sales, responsible for OEM sales and the Asia Pacific/Latin America markets. He was appointed in March 1998 to president and chief operating officer, and then Chief Executive Officer and elected to the board. Prior to joining Plantronics, Mr. Kannappan was senior vice president of investment banking for Kidder, Peabody & Co. Incorporated. Mr. Kannappan has a Bachelor of Arts degree in Economics from Yale University and a Master’s of Business Administration from Stanford University. Mr. Kannappan previously served on the board of directors of Mattson Technology, Inc. from 1998 to 2016 including in the role of Chairman, from July 2014 to May 2016, and of Integrated Device Technology, Inc., including in the role of Chairman, from 2000 to 2008. We believe that Mr. Kannappan’s industry and management experience qualifies him to serve on the Board of Directors.
Ms. LaCroix joined the Board of Directors in December 2016. She currently serves as head of Egon Zehnder’s Global Technology & Communications Practice. Ms. LaCroix brings a global perspective gained from many years of international experience, as well as experience in the semiconductor space as an advisor to executive leadership in organization leadership. She also brings significant expertise in the area of cyber security and awareness, compliance, and corporate strategy. Ms. LaCroix joined Egon Zehnder in May 2006 in the Dallas Office as a core member of the Technology and Legal Practice groups. While at Egon Zehnder, she has served in several leadership positions including Dallas Office Leader (2008-2010), North America Technology & Communications Practice (2010-2014) and the Global Semiconductor Practice (2012 to 2017) and the Global Legal, Regulatory and Compliance Practice Leader (2015 to 2017). Prior to joining Egon Zhender, Ms. LaCroix was vice president and general counsel, Asia-Pacific, at Honeywell International, Inc. from 2004 to 2006. She also held various senior counsel positions in the legal department of Texas Instruments, Inc. between 1995 and 2005. Prior to Texas Instruments, Ms. LaCroix held associate positions at the law firm of Gray Cary Ware & Freidenrich (now DLA Piper) in San Diego/Palo Alto and, prior to that, at private law firms in Singapore. She has a LL.B Degree from the National University of Singapore,

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and completed a graduate program in American Law as the University of California at Berkeley & Davis. She is also admitted to practice law in Singapore, the United Kingdom and California. We believe Ms. LaCroix’s significant international experience, experience in the semiconductor industry as an advisor to executive leadership in organizational leadership and expertise in the area of cyber security and awareness, compliance, and corporate strategy, qualifies her to serve on the Board of Directors.

Mr. Padval has been a director of IDT since October 2008. Mr. Padval brings to IDT more than 30 years of experience in marketing, sales, general management and investing in high tech industries, including Computing infrastructure, cybersecurity, cloud infrastructure ,mobile communications, and consumer digital entertainment. Mr. Padval serves as a Venture Partner at Thomvest Ventures. Prior to his role at Thomvest Ventures, Mr. Padval served as a Partner at Bessemer Venture Partners, and as Executive Vice President of the Consumer Products Group at LSI Logic Corporation, where he was also previously the Senior Vice President of the company’s Broadband Entertainment Division. Prior to that, at LSI Logic, Mr. Padval served as the Chief Executive Officer and Director of C-Cube (which was acquired by LSI Logic in 2001) and was previously President of the company’s Semiconductor Division. Prior to joining C-Cube, Mr. Padval held senior management positions at VLSI Technology, Inc. and Advanced Micro Devices, Inc. Mr. Padval also currently serves on the public company board of Mellanox Technologies as well as the private company boards of, Avnera Corporation, Avalanche Technologies, Lastline, Inc., Clari, Sutter Health Pacific Divison, and Tactus Technology. Mr. Padval has previously served on the public company boards of Monolithic Power Systems, Entropic Communications Incorporated, Silicon Image, C-Cube Microsystems, and Elantec Semiconductor. Mr. Padval previously served on the boards of private companies, Blue Willow Systems and Skyhigh Networks. Mr. Padval also served on the advisory boards for Stanford University. Mr. Padval holds a Bachelor in Technology from Indian Institute of Technology, Mumbai, and an M.S. in Engineering from Stanford University. We believe that Mr. Padval’s technology, operations and strategic expertise, along with his executive and board experience in the semiconductor industry qualifies him to serve on the Board of Directors.
Mr. Parnell has been a director of IDT since January 2008. Mr. Parnell brings to IDT extensive general and financial management experience, which is especially relevant to his role as Chairman of the Audit Committee. Mr. Parnell served as Vice President, Business Development and Investor Relations of Microchip Technology Incorporated (“Microchip”) from January 2009 to April 2013, at which time he retired. Mr. Parnell previously served as Vice President and Chief Financial Officer of Microchip from May 2000 to December 2008. Prior to his role as CFO, Mr. Parnell served as Vice President, Controller, and Treasurer of Microchip. Mr. Parnell holds a finance/accounting qualification with the Association of Certified Accountants from Edinburgh College, Scotland. We believe that Mr. Parnell’s executive experience in the semiconductor industry qualifies him to serve on the Board of Directors.
Mr. Rango joined IDT’s Board of Directors in April 2015. Since May 2016, Mr. Rango has served as CEO of privately held Enevate Corporation, a company working on the development of next generation Lithium Ion (Li-ion) battery technology. Mr. Rango previously served in a number of executive positions at Broadcom Corporation, where he served from 2002 until July 2014. His most recent role at Broadcom was executive vice president and general manager of the company’s Mobile and Wireless Group, a role he had held since February 2011. During his time at Broadcom, Mr. Rango held several senior management positions in the company’s Network Infrastructure Business Unit, Mobile and Wireless Group and Wireless Connectivity Group, including as senior vice president and general manager, Wireless Connectivity Group and as executive vice president and general manager, Wireless Connectivity Group. From 1995 to 2002, Mr. Rango held several senior management positions at Lucent Microelectronics, a networking communications company, and Agere Systems, a leader in semiconductors and software solutions for storage, mobility and networking markets. Mr. Rango also serves on the board of directors of Keysight Technologies and KLA-Tencor. He has a Master’s in Electrical Engineering from Cornell University and a Bachelor’s in Electrical Engineering from State University of New York at Stony Brook. We believe that Mr. Rango’s technology expertise and executive experience in the semiconductor industry qualifies him to serve on the Board of Directors.
Mr. Taffe has been a director of the Company since January, 2013. Mr. Taffe brings more than 20 years of semiconductor industry experience, including a strong background in engineering, sales, marketing and management. He joined SunPower Corporation in June 2013 and currently serves as SunPower’s Vice President and General Manager of Power Plant Solutions. Mr. Taffe previously served as Executive Vice President of the Consumer and Computation Division at Cypress Semiconductor, Inc., where he was responsible for one of the company’s largest and fastest growing divisions. Mr. Taffe is currently a member of the Board of Directors of DSP Group, Inc., a provider of chipsets for VoIP, multimedia, and digital cordless applications, as well as a member of the Board of Second Harvest Food Bank, a nonprofit organization that serves nearly 250,000 needy families in California’s Santa Clara and San Mateo counties each month. From 2007 to 2013, Mr. Taffe was a member of the board of directors of Cypress Envirosystems, a company that develops system-level wireless products for reducing energy costs. Mr. Taffe has completed the Program for Management Development at Harvard Business School and holds a Bachelor of

2018 Proxy Statement	13

Science in Electrical Engineering from the University of Michigan. We believe that Mr. Taffe’s technology expertise and executive experience in the semiconductor industry qualifies him to serve on the Board of Directors.
Mr. Waters joined the Company as President and Chief Executive Officer in January 2014 and was appointed to the Board of Directors at the same time. Prior to joining IDT, Mr. Waters served as Executive Vice President and General Manager, Front-End Solutions at Skyworks Solutions, Inc., a semiconductor company, from 2006 until December 2012. From 2003 to 2006, he served in various positions at Skyworks, including Senior Vice President beginning in 2005, Vice President and General Manager, Cellular Systems beginning in 2004 and Vice President, Linear Products beginning in 2003. From 2001 until 2003, Mr. Waters served as Senior Vice President of Strategy and Business Development at Agere Systems Inc. and, beginning in 1998, held positions at Agere as Vice President of the Wireless Communications business and Vice President of the Broadband Communications business. Prior to working at Agere, Mr. Waters held a variety of senior management positions at Texas Instruments Inc., including Director of Network Access Products and Director of North American Sales. Mr. Waters holds a B.S. of Engineering from the University of Vermont and an M.S. in Computer Science from Northeastern University. Mr.. Waters currently serves on the boards of directors of Mellanox Technologies, Ltd. and the Semiconductor Industry Association. Mr. Waters is qualified to serve on the Board of Directors due to his technological expertise and executive experience in the semiconductor industry. We believe that Mr. Waters’ technology expertise and executive experience in the semiconductor industry qualifies him to serve on the Board of Directors.
Ms. LaCroix and Messrs. Padval, Parnell, and Taffe are members of the National Association of Corporate Directors (NACD) and Messrs. Padval and Parnell have completed the two-day NACD course on Director Professionalism. Mr. Rango has completed the Stanford Graduate School of Business Executive Education Director’s Consortium.
Vote Required
The seven nominees receiving the highest number of affirmative votes cast shall be elected as directors to serve until the next annual meeting of stockholders or until their successors have been duly elected and qualified. Abstentions and broker non-votes will have no effect for purposes of determining whether this matter has been approved.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
THE NOMINATED DIRECTORS.
CORPORATE GOVERNANCE
Board of Directors Meetings and Committees
The Board of Directors of the Company holds regularly scheduled meetings each quarter and may meet more often as needed. The Board of Directors held a total of six (6) meetings and acted by written consent once during the fiscal year ended April 1, 2018 (“fiscal 2018”). The independent directors of the Board of Directors have established a practice of meeting in executive session, without the presence of Mr. Waters, at the conclusion of each quarterly board meeting. During fiscal 2018, the independent directors met in executive session a total of four (4) times. The Board of Directors also has an Audit Committee, a Compensation Committee and a Nominating & Governance Committee.
Nasdaq prescribes independence standards for companies listed on Nasdaq, including IDT. These standards require a majority of the Board of Directors to be independent. They also require every member of the Audit Committee, Compensation Committee, and Nominating & Governance Committee to be independent. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with the Company. On an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire which requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. We also review our relationship to any entity employing a director or on which the director currently serves as a member of the Board of Direectors. Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her immediate family members, and IDT, its senior management and its independent registered public accounting firm, the Board of Directors has determined that each of the members of our Board of Directors, except for Mr. Waters, and each of the members of the Audit Committee, Compensation Committee and Nominating & Governance Committee is an “independent director” as defined in the applicable rules and regulations of the SEC and Nasdaq rules.
The Audit Committee is composed of four (4) non-employee directors, Messrs. Parnell, Padval, Rango, and Taffe. Each of the Audit Committee members are “independent” as defined in the applicable rules and regulations of the SEC and the Nasdaq rules. Mr. Parnell currently serves as the Chair of the Audit Committee, and the Board of Directors has determined that

2018 Proxy Statement	14

he satisfies the “audit committee financial expert” designation in accordance with applicable SEC and Nasdag rules. The Audit Committee operates under a written charter adopted by the Board of Directors that is available on the Company’s website at http://ir.idt.com/governance.cfm. The Audit Committee engages the Company’s independent registered public accounting firm and is primarily responsible for approving the services performed by the Company’s independent registered public accounting firm and for reviewing and evaluating the Company’s accounting practices and systems of internal controls. The Audit Committee meets privately with the Company’s independent registered public accounting firm, which has direct access to the Audit Committee at any time. The Audit Committee held five (5) meetings during fiscal 2018.
The Compensation Committee of our Board of Directors develops the compensation philosophy and objectives for the Company as a whole, reviews and approves all compensation decisions related to our NEOs and other executive officers and generally oversees our compensation programs. As members of our Board of Directors, the Compensation Committee receives regular updates on the Company’s business priorities, strategies, and results. As a result, the Compensation Committee has regular interaction with and open access to the NEOs. This gives them considerable opportunity to ask questions and assess the performance of the NEOs, other executive officers, and the Company. The Compensation Committee is composed of four (4) non-employee directors, Messrs. Padval, Kannappan, Taffe, and Ms. LaCroix. Each of the Compensation Committee members are independent under the applicable rules and regulations of the SEC, the rules of the Nasdaq and the Internal Revenue Code of 1986, as amended from time to time (the “Code”). Mr. Padval currently serves as the Chair of the Compensation Committee. The Compensation Committee operates under a written charter adopted by the Board of Directors that is available on the Company’s website at http://ir.idt.com/governance.cfm. In consultation with management and the Board of Directors, the Compensation Committee reviews, evaluates, and recommends to the Board of Directors for approval, the compensation plans, policies and practices of the Company. The Compensation Committee aims to ensure that the Company’s compensation programs encourage high performance, promote accountability, and assure that employee interests are aligned with the interests of the Company’s stockholders. The Compensation Committee determines the salaries and incentive compensation for executive officers, including the CEO, and oversees the administration of the Company’s equity plans, including approving the number of shares, underlying stock options and/or restricted and/or performance stock units to be granted to each employee and the terms of such grants. The Compensation Committee met eight (8) times and acted by written consent fourteen (14) times during fiscal 2018.
The Compensation Committee’s specific responsibilities include, but are not limited to:

•	Reviewing, revising and approving an industry-specific Peer Group (as defined below) to facilitate appropriate comparisons for compensation purposes;

•
Meeting in executive session to review and recommend for Board of Directors approval the corporate goals and objectives relating to the compensation of the CEO, evaluate the performance of the CEO in light of these goals and objectives, and establish the compensation of the CEO based on such evaluation and competitive market data pertaining to compensation at peer companies. The CEO of the Company may not be present at meetings during which such compensation is under review and consideration;

•
Reviewing and approving compensation for other officers, considering each officer’s performance in light of Company goals and objectives and competitive market data pertaining to compensation at peer companies. The CEO of the Company may be present at meetings during which such compensation is under review and consideration, but may not vote;

•	Reviewing and making recommendations to the Board of Directors regarding compensation and benefit plans and programs for executives and non-management directors;

•	Reviewing and approving the annual budget for employee merit salary increases, as recommended by management and determined by the Committee;

•
As requested by Company management, reviewing, consulting, and making recommendations and/or determinations regarding employee compensation and benefit plans generally, including employee bonus plans and programs;

•
Overseeing the administration of the Company’s equity incentive plans, including the review and grant of stock option and other equity incentive grants to Officers, and review and approval of the annual equity budget for all equity award types;

•	Overseeing administration of the Company’s Employee Stock Purchase Plan;

•	Managing and reviewing executive employment agreements and the grant of change-in-control and perquisite benefits;

•	Reviewing and approving the Compensation Discussion and Analysis and the Report of the Compensation Committee to be included as part of the Company’s annual proxy statement;

•	Reviewing, along with the CEO, matters relating to management succession, including compensation-related issues and exercising final approval over such issues;

•	Monitoring compliance with the applicable provisions of the Sarbanes Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to employee compensation and benefits;

2018 Proxy Statement	15

•
Conducting or authorizing investigations into any matters within the scope of its responsibilities as it deems appropriate, including the authority to request any officer, employee or adviser of the Company to meet with the Committee or any advisers engaged by the Committee.

•	Reviewing the risks and mitigating factors associated with the Company’s compensation programs, practices and policies; and

•	Annually reviewing and reassessing the Compensation Committee Charter and recommending any changes to the Board of Directors for its consideration.
In carrying out the foregoing responsibilities, the Compensation Committee has the authority, in its sole discretion, to engage outside independent advisors as it deems necessary or appropriate. In addition, the Compensation Committee is entitled to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee other than any responsibilities relating to matters that involve executive compensation or where it has determined such compensation is intended to comply with the requirements of Section 162(m) of the Code.
The Nominating & Governance Committee is composed of four (4) non-employee directors, Ms. LaCroix and Messrs. Kannappan, Parnell, and Rango. Each of the Nominating & Governance Committee members are “independent” as defined in the NASDAQ rules. Mr. Kannappan currently serves as the Chair of the Nominating & Governance Committee. The Nominating & Governance Committee operates under a written charter adopted by the Board of Directors that is available on the Company’s website at http://ir.idt.com/governance.cfm. The Nominating & Governance Committee identifies and recommends individuals qualified to serve on the Board of Directors and evaluates and recommends the adoption or amendment of corporate governance guidelines and principles applicable to the Company. In evaluating candidates to determine if they are qualified to become board members, the Nominating & Governance Committee looks for the following attributes, among others determined by the Nominating & Governance Committee in its discretion to be consistent with the Company’s guidelines: personal and professional character, integrity, ethics and values; experience in the Company’s industry and with relevant social policy concerns; general business experience and leadership profile, including experience in corporate management and corporate governance, such as serving as an officer or former officer of a publicly held company, or experience as a board member of another publicly held company; diversity of personal background, perspective and experience; academic expertise in an area of the Company’s operations; communication and interpersonal skills; and practical and mature business judgment. In addition, while we do not have a formal written policy regarding the consideration of diversity in identifying Board of Directors, candidate and Board diversity is one of the numerous attributes the Nominating & Governance Committee reviews before recommending a candidate. The Nominating & Governance Committee evaluates each individual in the context of our Board of Directors as a whole, with the objective of assembling a Board of Directors that can best perpetuate and enhance the success of the Company and represent stockholder interests through the exercise of sound judgment, using its diversity of experience in these various areas. Although the Nominating & Governance Committee uses these and other criteria to evaluate potential nominees, there are no stated minimum criteria for nominees. The Nominating & Governance Committee uses the same standards to evaluate all director candidates, whether or not the candidates were nominated by stockholders. The Nominating & Governance Committee held three (3) meetings during fiscal 2018.
Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees on which such director served during fiscal 2018. The Company does not currently maintain a formal policy regarding director attendance at the Annual Meeting; however, the Company invites nominees for directors to attend the Annual Meeting. Seven directors attended the 2017 Annual Meeting, either in person or by conference call.
Risk Oversight
Our Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of our risks. Our Board of Directors generally oversees corporate risk in its review and deliberations relating to our activities, including financial and strategic risk relevant to our operations. In addition, our Board of Directors regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Audit Committee oversees management of financial risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements and employee retention. The Nominating & Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks. Our Board of Directors believes its administration of its risk oversight function has not affected the leadership structure of the Board of Directors.
The Audit Committee reviews the Company’s policies with respect to risk assessment and risk management, discusses with management significant financial risks in conjunction with enterprise risk exposures, and the actions management has

2018 Proxy Statement	16

taken to limit, monitor or control financial and enterprise risk exposure. During fiscal 2018, an independent consulting firm was primarily responsible for testing of internal controls in compliance with Section 404 of the Sarbanes-Oxley legislation, and reported directly to our Chief Financial Officer and our Corporate Controller, and “dotted-line” to the Chair of the Audit Committee. The Audit Committee routinely met with the independent consulting firm to receive updates on Sarbanes-Oxley testing and discuss any issues that the Committee believed warranted attention.
The Compensation Committee oversees risk management as it relates to the Company’s compensation programs, policies and practices in connection with designing our executive compensation programs and reviewing incentive compensation programs for other employees. The Compensation Committee has reviewed with management whether our compensation programs, policies, and practices may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on the Company.
We believe that our compensation programs, policies and practices do not encourage unnecessary or excessive risk-taking. Base salaries are fixed in amount. Our sales commission plans and bonus plans focus on achievement of short-term or annual goals, and while short-term or annual goals may encourage the taking of short-term risks at the expense of long-term results, given our employees’ other compensation opportunities and our internal control procedures, we believe that the sales commission plans and bonus plans appropriately balance risk and the desire to focus employees on specific short-term goals that are important to our success.
We also believe that compensation in the form of long-term equity awards is important to help further align employee interests with those of our stockholders. We do not believe that these awards encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to our stock price, and because award grants are staggered and subject to long-term vesting schedules that we believe help ensure employees have significant value tied to long-term stock price performance.
Based on the foregoing, we do not believe that our compensation policies and practices create inappropriate or unintended risk to the Company as a whole. Further, we do not believe that our incentive compensation arrangements encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks. We believe such arrangements are compatible with effective internal controls and the risk management practices of the Company, and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.
This Proxy Statement, including the preceding paragraphs, contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events. Forward-looking statements contained in this Proxy Statement should be considered in light of the many uncertainties that affect our business and specifically those factors discussed from time to time in our public reports filed with the SEC, such as those discussed under the heading “Risk Factors,” in our most recent Annual Report on Form 10-K, and as may be updated in subsequent SEC filings.
Leadership Structure of the Board
In accordance with our Bylaws, our Board of Directors appoints our officers, including our Chief Executive Officer. Our Board of Directors may empower the Chief Executive Officer to appoint officers other than the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer. Our Board of Directors does not have a policy on whether the roles of the Chairman of the Board of Directors and the Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman should be selected from the non-employee directors or be an employee and, if they are to be combined, whether a lead independent director should be selected. However, our Board of Directors is committed to corporate governance practices and values independent board oversight as an essential component of strong corporate performance. Currently, we separate the role of Chairman from the Chief Executive Officer position in order to ensure independent leadership of the Board of Directors and in recognition of the difference between the two roles. The Chief Executive Officer is responsible for setting the strategic direction of the Company and for the day-to-day leadership and performance of the Company’s business, while the Chairman is responsible for leading the Board of Directors in overseeing management, and our Board of Directors believes that this current structure is appropriate to fulfill the duties of Chairman and Chief Executive Officer effectively and efficiently.

2018 Proxy Statement	17

Director Compensation
Radford, an AON Hewitt Company, serves as an independent compensation consultant to the Committee. The Committee periodically reviews director compensation with Radford and may recommend adjustments to director compensation levels so that they remain aligned with the Committee’s target of the market 50th percentile of the Company’s peer group for cash and equity compensation. Director cash compensation was not changed in fiscal 2018. Director equity compensation was adjusted effective July 27, 2018 as follows: (i) the value of the annual stock grants for all members of the Board of Director was increased from $150,000 to $170,000, and (ii) the value of the initial stock grant for all new members of the Board of Directors was increased from $180,000 to $215,000.
Members of the Board of Directors who are not also officers or employees of the Company each receive quarterly retainer fees in the amount of $12,500 per quarter ($50,000 annually). The Chairman of the Board receives an additional quarterly retainer fee of $7,500 ($30,000 annually). The Chair of the Audit Committee receives an additional quarterly retainer fee of $6,250 ($25,000 annually) and the other members of the Audit Committee receive an additional quarterly retainer fee of $2,500 ($10,000 annually). The Chair of the Compensation Committee receives an additional quarterly retainer fee of $5,000 ($20,000 annually) and the other members of the Compensation Committee receive an additional quarterly retainer fee of $1,875 ($7,500 annually). The Chair of the Nominating & Governance Committee receives an additional quarterly retainer fee of $2,500 ($10,000 annually) and the remaining members of the Nominating & Governance Committee receive an additional quarterly retainer of $1,250 ($5,000 annually). In addition to the foregoing fees, Members of the Board of Directors are entitled to reimbursement of reasonable expenses incurred in connection with travel and attendance at Board of Directors and committee meetings.

Under the Company’s director compensation policy applicable for fiscal 2018 through July 27, 2017, each non-employee director was initially granted a mix of stock options and restricted stock unit awards for the number of shares of the Company’s common stock equivalent to $180,000 based on the closing price of the Company’s common stock on the trading day immediately preceding the date of grant, which is on or about the 15th day of the month following the month of such non-employee director’s first election or appointment to the Board of Directors. Initial option grants to non-employee directors have a term of seven (7) years and become exercisable as to 25% of the shares subject to such options on the first anniversary of their date of grant, and then as to 1/36 of the remaining shares each month thereafter.
Also through July 27, 2017, after receipt of the initial grant, each non-employee director was granted an annual restricted stock unit award for the number of shares of the Company’s common stock equivalent to $150,000 in value, based on the closing price of the Company’s common stock on the trading day immediately preceding the date of grant. All annual grants for non-employee directors are made during the Company’s first open trading window subsequent to the Company’s annual meeting of stockholders. Annual restricted stock unit awards vest on the earlier of (i) the first anniversary of the stockholder meeting date or (ii) if a director is not standing for re-election or fails to be re-elected at the next annual meeting of stockholders, then on the date of such annual meeting.
Effective July 27, 2017 the Compensation Committee approved increasing the initial grant value from $180,000 to $215,000, to be granted fully in the form of restricted stock units, and increasing the annual grant value from $150,000 to $170,000, with no other changes to be made to the director compensation. The shares subject to each non-employee director’s initial grant vest, subject to the non-employee director’s continuous service with the Company, over four years from the date of the director’s appointment with 25% of the shares vesting upon each annual anniversary of the date of appointment. The shares subject to each non-employee director’s annual restricted stock unit grants will continue to become vested and exercisable, subject to the non-employee director’s continuous service with the Company, on the earlier of (i) the first anniversary of the stockholder meeting date or (ii) if a director is not standing for re-election or fails to be re-elected at the next annual meeting of stockholders, then on the date of such annual meeting.
The following table sets forth compensation information for the Company’s non-employee directors for fiscal 2018.

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DIRECTOR COMPENSATION FOR FISCAL 2018

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Gordon Parnell	80,000	170,000	—	250,000
Umesh Padval	80,000	170,000	—	250,000
Norman Taffe	67,500	170,000	—	237,500
Selena Loh LaCroix	65,000	170,000	—	235,000
Ken Kannappan	80,000	170,000	—	250,000
Robert Rango	65,000	170,000	—	235,000

(1)
Stock awards consist of restricted stock unit awards for 5,293 shares of the Company’s common stock granted on November 15, 2017 under the 2004 Equity Plan to each non-employee director with a grant date fair value of $170,000 as calculated in accordance with Statement of Financial Accounting Standard Board Accounting Standards Codification Topic 718, “Stock Compensation,” or ASC Topic 718. For a detailed discussion of the assumptions used to calculate the value of the restricted stock unit awards, please refer to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended April 1, 2018, filed with the SEC on May 18, 2018. As of April 1, 2018, each of the current directors held outstanding restricted stock unit awards for an aggregate of 31,758 shares of the Company’s common stock.

(2)
As of April 1, 2018, Mr. Parnell held outstanding stock options to purchase an aggregate of 12,000 shares of the Company’s common stock, Mr. Taffe held outstanding stock options to purchase an aggregate of 12,500 shares of the Company’s common stock, Mr. Kannappan held outstanding stock options to purchase an aggregate of 10,464 shares of the Company’s common stock, Mr. Rango held outstanding stock options to purchase an aggregate of 9,278 shares of the Company’s common stock and Ms. LaCroix held outstanding stock options to purchase an aggregate of 10,727 shares of the Company’s common stock. None of the other non-employee directors held any outstanding stock options to purchase shares of the Company’s common stock.

2018 Proxy Statement	19

PROPOSAL NO. 2
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with Section 14A of the Exchange Act, the Company is providing stockholders an opportunity to cast a non-binding, advisory vote to approve the compensation of our NEOs (sometimes referred to as a “Say-on-Pay” vote). Accordingly, you have the opportunity to vote “For” or “Against” or to “Abstain” from voting on the following non-binding resolution at the Annual Meeting:
“Resolved, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the 2018 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in the proxy statement.”
Strong Stockholder Support
At our annual meeting of our stockholders last fiscal year, our stockholders approved the compensation of our fiscal 2017 NEOs with approximately 97.42% of the shares of common stock in person or represented by proxy at that Annual Meeting and entitled to vote on the proposal voting in favor. The Compensation Committee believes that the strong support from our stockholders demonstrates that our executive compensation programs are designed appropriately to reward company and stock performance with responsible and balanced incentives. The Compensation Committee is continuously working to ensure that management’s interests are aligned with our stockholders’ interest to support long-term value creation.
In deciding how to vote on this proposal, you are encouraged to read the “Compensation Discussion and Analysis,” the accompanying compensation tables and the related narrative disclosure. As described in detail in the “Compensation Discussion and Analysis,” our compensation programs are designed to reward, motivate, attract and retain top talent by rewarding performance based upon achievement of pre-approved annual goals and objectives. A portion of each NEO’s compensation is contingent upon overall corporate performance as well as specific performance metrics particular to each NEO’s position and consistent with the NEO’s role on the management team. We believe that our compensation programs align the interests of our NEOs with that of our stockholders and provide motivation for high performance levels from our NEOs.
Vote Required
Approval, on a non-binding, advisory basis, of the compensation of our NEOs, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, requires the affirmative vote of the majority of shares of common stock in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions and broker non-votes will be counted towards a quorum. Abstentions will have the same effect as an “Against” vote for purposes of determining whether this matter has been approved. Broker non-votes will not be counted for any purpose in determining whether this matter has been approved.
While your vote on this proposal is advisory and will not be binding on the Board of Directors, the Compensation Committee, the Company, and the Board of Directors value the opinions of the stockholders on executive compensation matters and will take into consideration the outcome of the vote when making future executive compensation decisions, to the extent they can determine the cause or causes of any significant negative voting results. Unless the Board of Directors modifies its determination on the frequency of future Say-On-Pay advisory votes, the next Say-On-Pay advisory vote will be held at the fiscal 2019 annual meeting of stockholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE
COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

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PROPOSAL NO. 3
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2019, and the stockholders are being asked to ratify such selection. Stockholder ratification of the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as good corporate practice. In the event the stockholders fail to ratify the appointment, the Audit Committee and the Board of Directors will consider the vote of the stockholders in making a decision whether to select another independent registered public accounting firm for the subsequent fiscal year. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent registered public accounting firm at any time if they determine that such a change would be in the best interests of the Company and its stockholders.
PricewaterhouseCoopers LLP has been engaged as the Company’s independent registered public accounting firm since 1993. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
Fees Billed to Company
The aggregate fees incurred by the Company with PricewaterhouseCoopers LLP for the annual audit and other services for the fiscal years ended April 1, 2018 and April 2, 2017 were as follows:

	Fiscal Year 2018	Fiscal Year 2017
Audit fees(1)	$2,282,054	$1,379,554
Tax fees(2)	13,766	11,460
All other fees(3)	2,123	159,932
Total fees	$2,297,943	$1,550,946

(1)
Represents audit and accounting advisory services for the Company’s annual financial statements included in the Company’s Annual Reports on Form 10-K, for reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, for the audit of the Company’s internal control over financial reporting and for statutory audit services which amounted to $158,954 and $98,500 in the fiscal years ended April 1, 2018 and April 2, 2017, respectively. The fees for fiscal 2018 include fees related to accounting for acquisition of GigPeak, Inc. (“GigPeak”) in the first quarter of fiscal 2018.

(2)	Consists of tax filing and tax-related compliance services.

(3)	Fiscal year 2017 consists primarily of fees related to financial and tax due diligence services with respect to acquisition of GigPeak.
In accordance with the Audit Committee charter, the Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, including the estimated fees and other terms of any such engagement. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may elect to delegate pre-approval authority to one or more designated committee members in accordance with its charter. The Audit Committee considers whether such audit or non-audit services are consistent with the SEC’s rules on auditor independence.
The Audit Committee approved the engagement of PricewaterhouseCoopers LLP pursuant to established pre-approval policies and procedures. The Audit Committee has determined the rendering of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the auditor’s independence. The Audit Committee pre-approved all of the fees set forth in the table above for the fiscal years ended April 1, 2018 and April 2, 2017 respectively.
Vote Required

2018 Proxy Statement	21

Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm requires the affirmative vote of the majority of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions and broker non-votes will be counted towards a quorum. Abstentions will have the same effect as an “Against” vote for purposes of determining whether this matter has been approved. As this proposal is considered a routine matter, there will be no broker non-votes with respect to this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

2018 Proxy Statement	22

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information, as of June 30, 2018 (or as otherwise noted below), with respect to the beneficial ownership of the Company’s common stock by: (a) each stockholder known by the Company to be the beneficial owner of more than five percent of the Company’s common stock; (b) each director and nominee; (c) each Named Executive Officer (as set forth below); and (d) all current executive officers and directors as a group. As of June 30, 2018, the Company had 133,486,378 shares of common stock outstanding.
SECURITY OWNERSHIP

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Percentage of Beneficial Ownership(1)
5% Stockholders:
BlackRock Inc.(2) 55 East 52nd Street New York, NY 10055	14,950,603	11.30%
The Vanguard Group(3) 100 Vanguard Boulevard Malvern, PA 19355	11,467,755	8.28%
Ameriprise Financial, Inc (4) 1099 Ameriprise Financial Center, Minneapolis, MN 55474	7,464,314	5.62%
Non-Employee Directors:
Ken Kannappan(5)	28,940	*
Selena LaCroix(6)	5,339	*
Umesh Padval(7)	48,209	*
Gordon Parnell(8)	83,309	*
Robert Rango(9)	22,162	*
Norman Taffe(10)	36,457	*
Named Executive Officers:
Gregory L. Waters(11)	915,280	*
Brian C. White(12)	57,503	*
Sailesh Chittipeddi, Ph.D.(13)	121,289	*
Sean Fan(14)	62,915	*
Dave Shepard(15)	36,392	*
All Executive Officers and Directors as a Group (15 persons)(16)	1,649,333	1.23%
_____________________________
*    Represents less than 1% of the issued and outstanding shares.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants which are currently exercisable, or will become exercisable within 60 days of June 30, 2018, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to the community property laws where applicable, to the Company’s knowledge the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address for each person is the Company’s address at 6024 Silver Creek Valley Road, San Jose, CA 95138.

(2)
Based solely on a Schedule 13G/A filed with the SEC on January 23, 2018 by BlackRock, Inc. (“BlackRock”). BlackRock has (a) sole power to vote or direct to vote 14,548,873 shares and (b) sole power to dispose of or direct the disposition of 14,950,603 shares.

(3)
Based solely on a Schedule 13G/A filed with the SEC on February 9, 2018 by The Vanguard Group (“Vanguard”). Vanguard has (a) sole power to vote or direct to vote 260,042 shares; (b) shared power to vote or direct to vote 17,620 shares; (c) sole power to dispose of or direct the disposition of 10,735,839 shares and (d) shared power to dispose or direct the disposition of 266987 shares.

2018 Proxy Statement	23

(4)
Based solely on a Schedule 13G filed with the SEC on February 14, 2018 by Ameriprise Financial, Inc. (“AFI”). AFI is the parent company of Columbia Management Investment Advisers, LLC (“CMIA”), and AFI may be deemed to beneficially own the shares reported on this Schedule 13G by CMIA. CMIA has (a) shared power to vote or direct to vote 7,352,842 shares and (b) shared power to dispose or direct the disposition of 7,449,442 shares. AFI has (a) shared power to vote or direct to vote 7,352,842 shares and (b) shared power to dispose or direct the disposition of 7,464,314 shares.

(5)	Represents 19,785 shares beneficially owned by Mr. Kannappan and 9,155 shares subject to options exercisable within 60 days of June 30, 2018.

(6)	Represents 1,094 shares beneficially owned by Ms. LaCroix and 4,245 shares subject to options exercisable within 60 days of June 30, 2018.

(7)	Represents 48,209 shares beneficially owned by Mr. Padval and 0 shares subject to options exercisable within 60 days of June 30, 2018.

(8)	Represents 71,309 shares beneficially owned by Mr. Parnell and 12,000 shares subject to options exercisable within 60 days of June 30, 2018.

(9)	Represents 14,624 shares beneficially owned by Mr. Rango and 7,538 shares subject to options exercisable within 60 days of June 30, 2018.

(10)	Represents 23,957 shares beneficially owned by Mr. Taffe and 12,500 shares subject to options exercisable within 60 days of June 30, 2018.

(11)	Includes 546,056 shares beneficially owned by Mr. Waters and 369,224 shares subject to options exercisable within 60 days of June 30, 2018.

(12)	Includes 45,639 shares beneficially owned by Mr. White and 11,864 shares subject to options exercisable within 60 days of June 30, 2018.

(13)	Includes 87,989 shares beneficially owned by Dr. Chittipeddi and 33,300 shares subject to options exercisable within 60 days of June 30, 2018.

(14)	Includes 35,691 shares beneficially owned by Mr. Fan and 27,224 shares subject to options exercisable within 60 days of June 30, 2018.

(15)	Includes 17,347 shares beneficially owned by Mr. Shepard and 19,045 shares subject to options exercisable within 60 days of June 30, 2018.

(16)	Includes 998,727 shares beneficially owned and 650,606 shares subject to options exercisable within 60 days of June 30, 2018.
Stock Ownership Guidelines
The Company maintains a policy establishing the following mandatory stock ownership guidelines for its Chief Executive Officer, members of Executive Staff, and members of the Board of Directors, as follows:

Chief Executive Officer	Value equal to the lesser of 3.0 times annual base salary or 70,000 shares of the Company’s common stock.
All Executive Officers	Value equal to the lesser of 1.0 times annual base salary or 10,000 shares of the Company’s common stock.
Board of Directors	Value equal to 3.0 times annual cash retainer
The purpose of the mandatory stock ownership guidelines is to give our top executives and board members a vested interest in the long term success of the Company. The foregoing mandatory ownership amounts are to be achieved no later than five years after commencement of service in the designated position, or in the case of executive officers or board members serving as of January 26, 2016, then five years from that date, and thereafter maintained for as long as each executive officer and/or board member respectively, serves in such role for the Company. Compliance with the valuation portion of the foregoing guidelines shall be determined based on the average closing price of the Company’s stock during the thirty-day period immediately prior to the measurement date. Shares that count toward satisfaction of the foregoing mandatory ownership guidelines include shares owned outright by the individual or by his or her spouse or children under the age of eighteen (18), shares held in trust for the benefit of the individual or for the benefit of his or her spouse or children under the age of eighteen
(18), shares held through a fund or other entity as to which the individual has control, or Restricted Stock or Restricted Stock Units which have vested and are held by the individual pursuant to the Company’s Equity Incentive Plan or other equity compensation plan of the Company. Unexercised options (if any, and whether or not vested) and unvested restricted stock and/or performance-based equity awards (if any) held pursuant to any Company equity compensation plan do not count towards satisfaction of the foregoing mandatory stock ownership guidelines.

2018 Proxy Statement	24

EXECUTIVE OFFICERS
Our executive officers and their respective ages as of July 27, 2018 are as follows:

Name	Age	Position
Gregory Waters	57	President and Chief Executive Officer
Brian White	53	Senior Vice President and Chief Financial Officer
Chris Allexandre	43	Senior Vice President, Global Sales and Marketing
Matthew Brandalise	53	Vice President and Chief Legal Officer and Corporate Secretary
Sailesh Chittipeddi, Ph.D.	55	Executive Vice President of Global Operations and Chief Technical Officer
Sean Fan	52	Senior Vice President and Corporate General Manager, Computing and Communications Group
Anja Hamilton	48	Vice President and Chief People Officer
Mario Montana	56	Vice President and Corporate General Manager, Automotive and Industrial Group
Dave Shepard	57	Senior Vice President and Corporate General Manager, Mobility Products Group
Mr. Waters joined the Company as President and Chief Executive Officer in January 2014 and was appointed to the Board of Directors at the same time. Prior to joining IDT, Mr. Waters served as Executive Vice President and General Manager, Front-End Solutions at Skyworks Solutions, Inc., a semiconductor company, from 2006 until December 2012. From 2003 to 2006, he served in various positions at Skyworks, including Senior Vice President beginning in 2005, Vice President and General Manager, Cellular Systems beginning in 2004 and Vice President, Linear Products beginning in 2003. From 2001 until 2003, Mr. Waters served as Senior Vice President of Strategy and Business Development at Agere Systems Inc. and, beginning in 1998, held positions at Agere as Vice President of the Wireless Communications business and Vice President of the Broadband Communications business. Prior to working at Agere, Mr. Waters held a variety of senior management positions at Texas Instruments Inc., including Director of Network Access Products and Director of North American Sales. Mr. Waters holds a B.S. of Engineering from the University of Vermont and an M.S. in Computer Science from Northeastern University. Mr. Waters currently serves on the boards of directors of Mellanox Technologies, Ltd. and the Semiconductor Industry Association (SIA).
Mr. White joined IDT in February 2007 and became Vice President and Chief Financial Officer in September 2013. Mr. White was elevated to the position of Senior Vice President and Chief Financial Officer in May 2017. Prior to becoming Chief Financial Officer, he served as Vice President Finance and Treasurer. Before joining IDT, Mr. White held senior management positions with Nvidia, Hitachi GST and IBM in Finance, Business Line Management, Operations, Strategy and Business Development. He started his career in public accounting with Deloitte & Touche and Arthur Andersen and maintains credentials as both a CPA and CFP. Mr. White holds an M.B.A. from the University of Notre Dame and a Bachelors degree in Business Administration from Seattle University.
Mr. Allexandre joined IDT in February 2017 as IDT’s Senior Vice President of Global Sales and Marketing. Prior to joining IDT, Mr. Allexandre worked for NXP as Senior Vice President Worldwide Sales for Mass Market and Global Distribution from September 2016 to February 2017. Before that, he was Senior Vice President of Worldwide Sales, Marketing and Supply Chain at Fairchild Semiconductors from September 2013 to September 2016. Prior to Fairchild, he held various positions at Texas Instruments from 1997 to 2013, up to Vice President of EMEA Regional Sales & Applications and Distribution from January 2011 to September 2013. Mr. Allexandre holds a MSc. in electrical engineering from the Institut supérieur d’électronique et du numérique (ISEN).
Mr. Brandalise joined IDT in May 2000 and was promoted to the position of Vice President, General Counsel, and Corporate Secretary in October 2012. In May 2017, Mr. Brandalise became Vice President, Chief Legal Officer and Corporate Secretary. Prior to his current position, Mr. Brandalise held Senior Director, Director, Senior Corporate Counsel, and Corporate Counsel positions in IDT’s Legal Department. Prior to joining IDT, Mr. Brandalise worked as an attorney in a Silicon Valley law firm specializing in commercial transactions, mergers & acquisitions, technology transactions, corporate governance, and commercial litigation. Mr. Brandalise holds a B.A. in Political Science from the University of California at Santa Barbara, and a J.D. from Santa Clara University School of Law.

2018 Proxy Statement	25

Dr. Chittipeddi joined IDT as Vice President of Global Operations and Chief Technical Officer in March 2014. Mr. Chittipeddi was elevated to the position of Executive Vice President of Global Operations and Chief Technical Officer in January 2017. Prior to joining IDT, Dr. Chittipeddi served as President, Chief Executive Officer and a director of Conexant Systems, Inc. (“Conexant”), a semiconductor company, from April 2011 until July 2013 through its emergence from Chapter 11 reorganization. From 2006 to 2011 he served in various positions at Conexant, including Chief Operating Officer and Chief Technology Officer. From 2001 until 2006, Dr. Chittipeddi served as Head of Foundry Operations and additionally managed the joint venture Silicon Manufacturing Partners between Agere Systems (now Avago Technologies) and Chartered Semiconductor (now Global Foundries). Prior to that, he served in a variety of positions at AT&T-Bell Labs, SEMATECH and Lucent Technologies. Dr. Chittipeddi holds an M.B.A. from the University of Texas at Austin and an M.S. and a Ph.D. in Physics from The Ohio State University.
Mr. Fan joined IDT in 1999 and became Vice President and General Manager of IDT’s Computing and Communications Division in August 2013. Mr. Fan was elevated to the position of Senior Vice President and Corporate General Manager of IDT’s Computing and Communications Group in May 2017. Prior to his current position, Mr. Fan held various management roles at IDT, including Vice President and General Manager of the Interface Connectivity Division, Vice President of China Operations, Vice President and General Manager of the Memory Interface Division, General Manager of Standard Product Operations, and Senior Director of Silicon Timing Solutions. Prior to joining IDT, Mr. Fan served in various engineering and management roles with Lucent Microelectronics, Mitel Semiconductor, and the National Lab of Telecom Research in China. Mr. Fan holds a Master of Science degree in Computer Engineering from University of Cincinnati, and a B.S. degree in Computer and Telecommunications from Beijing University of Posts and Telecommunications.
Ms. Hamilton joined IDT in February 2011, and in October 2012 became Vice President, Global Human Resources. In May 2017, Ms. Hamilton became Vice President, Chief People Officer. Prior to joining IDT, Ms. Hamilton was the Director of Global Compensation and HRIS at Atmel from August 2008 through January 2011. Prior to that, Ms. Hamilton held various human resources management positions at eBay and Electronic Arts. Ms. Hamilton has over 25 years of business management experience, with over 19 of those in human resources. Ms. Hamilton received her degree in business administration at the College of Applied Sciences in Augsburg, Germany, and holds several certifications in Human Resource Management.
Mr. Montana joined IDT in 1997 and became Vice President and Corporate General Manager, Automotive and Industrial Group in February 2017. Prior to his current role, Mr. Montana held various management positions with IDT including Vice President, General Manager, Enterprise Computing Division (formerly Serial Switching Division), Director, IDT Serial-Switching Division, Director, IDT Strategic Marketing Group, and Product Line Director, IDT Telecommunications, FIFO, Logic and Timing groups, respectively. Mr. Montana holds a B.S.E.E. from the University of Waterloo, and an M.B.A. from Santa Clara University.
Mr. Shepard joined IDT as Vice President and General Manager, Timing and RF Division, in May 2014. In September 2015, Mr. Shepard became general manager of the Company’s Consumer Products Division, which includes the radio frequency, timing, and wireless power businesses. Mr. Shepard was elevated to the position of Senior Vice President and Corporate General Manager, Mobility Products Group in May 2017. Prior to joining IDT, Mr. Shepard served as Vice President and General Manager, High Performance Solutions at Peregrine Semiconductor Corp. from 2010 to 2014. From 2003 to 2009, Mr. Shepard served as President and Chief Executive Officer of Sequoia Communications, Inc., a cellular RF transceiver startup. Prior to 2003, Mr. Shepard held a variety of senior management positions at Texas Instruments Inc., including General Manager of the Wireless Infrastructure Business. Mr. Shepard holds a B.A. in Physics from Lawrence University and a M.S. in Electrical Engineering from University of Wisconsin—Madison.

2018 Proxy Statement	26

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes our compensation philosophy and programs, compensation decisions made under those programs and factors considered in making these decisions for our current named executive officers who, for fiscal 2018, were:

Gregory Waters	President and Chief Executive Officer
Brian White	Senior Vice President and Chief Financial Officer
Sailesh Chittipeddi, Ph.D.	Executive Vice President of Global Operations and Chief Technology Officer
Sean Fan	Senior Vice President and Corporate General Manager, Computing and Communications Group
Dave Shepard	Senior Vice President and Corporate General Manager, Mobility Products Group
Details regarding compensation for our named executive officers are described further below and included in the Summary Compensation Table.
As noted above, we refer to each of the above named executive officers collectively in this Compensation Discussion and Analysis as the “NEOs,” and to the Compensation Committee of the Board of Directors as the “Committee.”
This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each compensation component that we provide our executive officers, including the NEOs. In addition, we explain how and why the Committee arrived at the specific compensation actions and decisions involving our executive officers during fiscal 2018.
We feel that in order to fully understand our executive compensation programs, it is important to understand:

•	Our business, our industry and our financial performance

•	Our executive compensation structure, philosophy and objectives
Our Business, Our Industry and Our Financial Performance
We develop system-level solutions that optimize our customers’ applications. Our market-leading products in RF, high performance timing, memory interface, real-time interconnect, optical interconnect, wireless power and SmartSensors are among the Company’s broad array of complete mixed-signal solutions for the communications, computing, consumer, automotive and industrial segments. These products are used for development in areas such as 4G infrastructure, network communications, cloud datacenters and power management for computing and mobile devices.
The semiconductor industry has been highly competitive and is subject to rapid technological advances, business cycles historically characterized by rapid changes in demand and evolving industry standards. Our compensation programs are structured, and seek to address, our competitive position and performance within the highly cyclical and competitive global semiconductor industry.
Our top talent and technology, paired with an innovative product-development philosophy, allows us to solve complex customer problems when designing communications, computing and consumer applications. Through system-level analog and digital innovation, we consistently deliver extraordinary value to our customers. We compete with product offerings from numerous companies, many of which are those identified in our peer group which will be discussed in more detail under Compensation Philosophy and Objectives.
We closed fiscal 2018 with strong results across the board. Total fiscal 2018 revenue grew to $842.8M, up from $728.2M in fiscal 2017. We firmly believe that our steady financial performance demonstrates a strategy that is working and providing a solid foundation for growth. Our business model delivers one of the highest operating margins and free cash flow performance within the technology sector and we continue to be committed to growing faster than our industry.
Executive Compensation Structure

2018 Proxy Statement	27

As noted above, we design, develop, manufacture, and market a broad range of low-power, high-performance mixed signal semiconductor solutions for the advanced communications, computing and consumer, and automotive and industrial industries. To compete in this dynamic industry, our executive compensation programs are designed to provide competitive compensation opportunities that reward, motivate, attract, and retain superior talent, to create a direct relationship between executive compensation and performance and to create proper incentives to enhance the value of the Company and reward superior performance.
Our executive compensation programs are designed to reflect our pay for performance philosophy by rewarding superior performance based upon the actual achievement of annual goals and objectives recommended by the CEO and approved by the Committee at the beginning of each fiscal year. These programs link the priorities and performance metrics of the executives to the attainment and furtherance of long-term business strategies, and with the interest of stockholders.
A significant portion of the compensation payable to the executives is tied directly to the Company’s financial performance, and accordingly, the compensation package for executives is designed to fluctuate with the financial performance of the Company as a whole. We have found that this approach, which emphasizes the creation of sustainable long-term stockholder value, ensures that our executives are rewarded for their efforts only to the extent that they have produced profitable operating results.
Our executive compensation program is designed to further these principles in the following ways:

•	Base salaries comprise only a modest portion of each executive’s compensation package;

•
A significant portion of each executive’s compensation package is comprised of short-term cash incentive compensation in the form of a performance bonus, which is based on our ability to attain revenue and profitability goals reflected in our annual operating plan and our executive officers’ contributions toward that achievement; and

•	A substantial portion of each executive officer’s compensation package is comprised of long-term incentive compensation; in fiscal 2018 this was delivered in the form of:

•	Restricted stock units (“RSUs”), the value of which is linked to the Company’s stock price; and

•	Performance stock units (“PSUs”), the value of which is linked to relative total stockholder return (“TSR”) and revenue growth.
The table below illustrates the result of each of our compensation components for our NEOs in fiscal 2018. The Committee continues to focus on variable compensation elements in order to enhance shareholder value creation.

2018 Proxy Statement	28

Pay Component		Purpose	Pay for Performance	Metric	Payment based on Individual or Company Performance

Base Salary		Annual fixed salary provides competitive pay to attract and retain experienced and successful executives.	Adjustments to base salary consider individual performance, contributions to the business, competitive practices and internal comparisons.	Individual Performance	Individual

Annual Incentive Cash		Annual variable cash compensation encourages and rewards execution to our annual performance objectives. Engages executives in team work to achieve a common goal.	Payout depends on the achievement of our company-wide annual performance objectives. No payout for underperformance.	Company Revenue & Non-GAAP Operating Margin	Company

Equity Awards	RSUs (50%)	Long-term variable compensation, maintains retention value during periods of market volatility.	Retain executives and aligns them with stockholders’ interests.	Stock Price Value	Company
	PSUs (50%)	Long term variable compensation, encourages superior stock performance versus other potential similar investments.	The potential number of shares earned is dependent on relative total stockholder value compared to the Philadelphia Semiconductor Index (XSOX) and above target revenue growth.	Relative TSR (XSOX)	Company

As outlined in the table above, our compensation program has three primary elements: base salary, annual cash incentive and equity awards, which for fiscal 2018 consisted of RSUs and PSUs. Consistent with our pay for performance philosophy, our executives’ targeted pay mix is heavily weighted toward variable, performance-based pay which aligns our executives’ interests with the long term objectives of the Company. As illustrated below, our executive compensation program design is weighted towards performance and intended to drive stockholder value. In fiscal 2018, the PSUs will be measured over a three-year period. In addition, to further strengthen our alignment to stockholder value creation we payouts under the Company’s TSR ranking may be modified based on the achievement of above target revenue growth. Our general practice is to target 50% of our NEOs total compensation as performance based compensation. For fiscal 2018, 51% of CEO target compensation was at risk and our NEO average at risk compensation mix was at 55%.

2018 Proxy Statement	29

______________________________________

(1)
Fiscal 2018 CEO Targeted Compensation Mix reflects Mr. Waters’ annualized base salary, annual target bonus opportunity and equity awards granted in fiscal 2018. Mr. Waters’ long-term equity incentive value is calculated using a trailing 30-Day average stock price ($23.66) as of the date of grant, which was May 14, 2017 for RSUs and PSUs. Achievement of the PSUs will be measured based on relative TSR against the Philadelphia Semiconductor Index (XSOX), as described in detail under the “Fiscal 2018—Executive Performance Plan (Relative Total Stockholder Return)” below.

(2)
Fiscal 2018 NEO Average Targeted Compensation Mix reflects the average annual base salary, average annual target bonus opportunity and the average value of equity awards granted to our NEOs, other than the CEO, in fiscal 2018. The NEO long-term equity incentive value is calculated using a trailing 30-Day average stock price ($23.66) as of the date of grant, which was May 14, 2017 for RSUs and PSUs. Achievement of the PSUs will be measured based on relative TSR against the Philadelphia Semiconductor Index (XSOX), as described in detail under the “Fiscal 2018—Executive Performance Plan (Relative Total Stockholder Return)” below.

The incentive compensation of our NEOs is designed to enhance our TSR. We strive to continuously improve TSR and, therefore, align short-term compensation with short-term performance and long-term compensation with long-term performance and return. The link between the compensation of our CEO and TSR is disclosed in the following graph, which shows how both total compensation and incentive compensation for our CEO has varied over the past five years in alignment with the Company’s five-year TSR:

2018 Proxy Statement	30

CEO Realizable Pay and 5-Year Total Shareholder Return (TSR) (1)
CEO Transition
Indexed TSR in %
400%
350%
300%
250%
200%
150%
100%
50%
0%
Pay in Thousand $
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
Beginning of Fiscal Year 2014
Fiscal Year End 2014
Fiscal Year End 2015
Fiscal Year End 2016
Fiscal Year End 2017
Fiscal Year End 2018
CEO Total Pay (2)
CEO Incentive Cash (3)
Indexed TSR (4)

________________________________

(1)
For fiscal 2014, the above chart illustrates CEO Total Pay and CEO Incentive Cash for Dr. Tewksbury, who terminated with the company on August 26, 2013, Mr. McCreary, who served as Interim CEO from August 27, 2013 through January 5, 2014, and Mr. Waters, our current CEO, from January 6, 2014 to present. Fiscal 2015 and onward is comprised of CEO Total Pay and CEO Incentive Cash for Mr. Waters.

(2)
CEO Total Pay includes salary earned, actual cash bonuses paid and the “in-the-money” value of the equity awards granted during each fiscal year; the value of equity awards excludes shares forfeited at the time of termination for Dr. Tewksbury and Mr. McCreary. The equity value for Dr. Tewksbury and Mr. McCreary is based on the total number of shares granted in each fiscal year, less the shares forfeited at the time of termination, and based on the Company’s common stock price on their date of termination. The equity value for Mr. Waters assumes equity awards are 100% vested upon grant, even though such awards vest over a 4-year period, the value is based on the closing price of our common stock on March 29, 2018 of $30.56. CEO Total Pay also includes all other compensation paid as reported in the “Summary Compensation Table” below.

(3)
The CEO Incentive Cash includes the actual cash bonuses paid in each fiscal year. In fiscal 2014 the amounts reflected include actual cash bonus paid to each incumbent CEO, Dr. Tewksbury and Mr. McCreary.

(4)
Our fiscal year ends on a different day each year because our fiscal year ends at midnight on the Sunday nearest to March 31 of each calendar year. However, for consistency, the TSR and equity calculations in the above chart are based on a March 31 fiscal year end.

2018 Proxy Statement	31

We endeavor to maintain good corporate governance standards in designing and administering our executive compensation policies and practices, as highlighted by the following:

	What We Do		What We Don’t Do
✓	Our change in control agreements with the NEOs contain “double trigger” provisions.	×	We do not provide excise tax payments or “gross-ups” in the event of a change in control of the Company.

✓	We maintain mandatory stock ownership guidelines for our Chief Executive Officer, other Executive Officers, Chairman of the Board and other non-employee directors.	×	We do not allow for the re-pricing of stock options and stock appreciation rights, absent stockholder approval.

✓	We separate the role of Chairman of the Board of Directors and Chief Executive Officer.	×	We do not currently offer, nor do we have plans to provide, pension arrangements or retirement plans for our employees.

✓	Our Compensation Committee retains an independent compensation consultant.	×	We maintain a no pledging or hedging policy regarding our stock applicable to directors and officers.

✓	We maintain a recoupment policy.	×	We do not provide significant executive perquisites.

✓
We align pay and performance by:
•    tying short-term incentive compensation to the Company’s annual revenue and profitability goals; and

•    providing a significant portion of our long-term compensation in the form of performance based stock units tied to the Company’s relative total stockholder return performance as compared to companies in the semiconductor industry.

		×	We do not offer guaranteed bonuses or salary increases.
		×	We do not have employment agreements or multiyear compensation guarantees for our named executive officers.
Compensation Philosophy and Objectives
Our executive compensation programs are designed to:

•	provide competitive compensation opportunities that reward, motivate, attract, and retain top talent;

•	reward performance based upon the actual achievement of annual goals and objectives established by the Committee at the beginning of each fiscal year; and

•	link the priorities and performance of the executives to the attainment and furtherance of long-term business strategies, and with the interest of stockholders.

The Committee believes that a significant portion of compensation payable to NEOs should be tied directly to the Company’s financial performance. Accordingly, the compensation package for our NEOs is designed to vary in alignment with the financial performance of the Company as a whole. During years when the Company’s performance experiences a downturn, NEO compensation will be lower; likewise, during years where the Company experiences increased revenues and profitability, NEO compensation is designed to increase. The Committee feels this compensation philosophy aligns the interests of our NEOs with that of our stockholders and provides motivation for high performance levels from our NEOs.
In fiscal 2018, important factors driving our Company’s financial performance that were identified in determining base and short-term incentive compensation include:

•	revenue growth;

•	improved operating margin;

•	product sales;

•	new product development; and

•	operational excellence.

2018 Proxy Statement	32

The CEO identified, and the Committee approved, these priorities for our 2018 incentive program given their importance in driving increased value for our stockholders and because these are areas over which management can exert the greatest amount of control, thus increasing the potential for immediate and long term profitability.
Stock Ownership Guidelines
As previously covered under “Security Ownership”, we maintain mandatory stock ownership guidelines for NEOs, as shown below. The requirements are specified in the alternative of shares or dollars to allow for stock price volatility. Ownership levels must be achieved within five years of appointment to one of the below positions and thereafter maintained for as long as each executive officer, respectively, serves in such role for the Company. As of July 27, 2018, all of our NEOs were in compliance with our stock ownership guidelines.

Position	Guidelines (lesser of)
Chief Executive Officer	3x base salary or 70,000 shares
All Other Executive Officers	1x base salary or 10,000 shares
Setting Executive Target Compensation
During fiscal 2018, Radford, an Aon Hewitt Company, served as the Committee’s independent compensation consultant on all matters related to the compensation of NEOs and other senior executives. Radford reports to the Committee and the Committee reviews and evaluates Radford’s performance and compensation. Radford typically does not provide any other consulting services to the Company outside of its compensation consulting services to the Committee. In fiscal 2018, Radford as directed by the Committee, was asked to work with management to assist with the upcoming share request. Independent of its consulting services, the Company subscribes to and participates in Radford’s Global Sales and Technology Compensation Surveys. Radford provides strategic guidance to the Committee by leveraging its extensive database and significant industry expertise. As requested by the Committee, Radford provided the Committee with comparative market data on industry best practices and data related to our NEOs and senior executives. For the compensation evaluation, in addition to publicly available data from our peers, Radford also relied on its 2017 Radford Global Technology Survey. The survey encompasses fifteen of the sixteen Peer Group members named below, and a broader cut of public semiconductor/capital equipment companies and public high technology companies all with revenues between $350 million and $2 billion.
The Committee used data compiled by Radford to compare our NEOs’ compensation with the compensation of executive officers at comparable companies in the semiconductor industry. The Committee, after consultation with management and Radford, established a specific group of peer companies to assist in the assessment of job levels and compensation programs and practices. In defining an appropriate peer group for purposes of comparing compensation data, consideration was given to the following factors:

•	companies with whom the Company competes for business and executive talent in the semiconductor industry;

•	companies with revenues generally between $350 million and $2 billion reflecting businesses of similar scope and complexity;

•	companies with market capitalization generally between $1 billion and $10 billion reflecting businesses of similar maturity; and

•	companies with 1,000 to 4,000 employees reflecting a similar organizational complexity and scale.
Based on these factors, the Committee reviewed and revised our list of peers from fiscal 2017. In fiscal 2018 the Committee added the following companies that met the above criteria: Analog Devices, and Marvell. Intersil and Linear Technology were removed from the peer group to adjust for mergers or acquisition activity. As a result, the following companies (collectively, the “Peer Group”) were included in the compensation analysis for fiscal 2018:

Analog Devices	Marvell Technology Group	Monolithic Power System
Cavium	Maxim Integrated Products	Power Integrations
Cirrus Logic	Maxlinear	Semtech
Cypress Semiconductor	Mellanox	Silicon Laboratories
M/A COM Technology Solutions	Microsemi	Synaptics

2018 Proxy Statement	33

At the beginning of fiscal 2018, as requested by the Committee, Radford presented the Committee with Peer Group and broader market survey data related to the compensation of executives holding positions comparable to the positions of each of our NEOs employed by the Company at that time, including data regarding base salaries, performance bonuses and equity awards. In order to assist the Committee with evaluation of our NEOs’ compensation packages, 2017 Radford Global Technology Survey data was combined with proxy data, where sufficient proxy data was available, to create a final market average which was used to assess compensation levels. Compensation data for NEOs who report to the CEO are reviewed by the Committee with the CEO and Radford. Data and criteria related to the CEO’s compensation, including peer group market data, are reviewed and evaluated only by the Committee and with Radford, and not with the CEO.
Our philosophy is to generally set our NEOs’ target pay levels near the 50th percentile of market, with variations based on experience, operational complexity, strategic impact and scope of position.
Base salaries and target performance bonuses (collectively, “Total Target Cash Compensation”) are determined immediately prior to delivering an offer of employment, and on an annual basis thereafter at the beginning of each fiscal year. The Committee reviews market data provided by Radford for Total Target Cash Compensation based on the Peer Group and broader market survey data at the 25th, 50th, and 75th percentiles. Total Target Cash Compensation is considered an important part of the executive compensation package in order to remain competitive in attracting and retaining executive talent. Actual total cash compensation and long-term equity incentives are designed to vary in alignment with Company performance. In fiscal years when the Company exhibits superior performance, actual total cash compensation and long-term equity incentives are designed to be above average competitive levels. When financial performance is below the targeted goal for a particular fiscal year, actual total cash compensation and long-term equity incentives, specifically PSUs, are designed to be below average competitive levels. Both elements of Total Target Cash Compensation are determined and reviewed against market references, in conjunction with the NEO’s experience, performance, internal comparisons, and the position’s operational complexity, strategic impact, and scope.
Total Target Cash Compensation in combination with equity awards (collectively, “Total Target Direct Compensation”) is also reviewed at the 25th, 50th, and 75th percentiles of market based on the Peer Group and broader market survey data provided by Radford. Equity awards are granted to the NEOs shortly after being hired or promoted and generally within approximately six weeks of the beginning of each fiscal year, and are the Company’s only form of long-term incentive compensation. Equity awards are determined based on experience, performance, current equity holdings, retention risk, internal comparisons, and the position’s operational complexity, strategic impact, and scope. Given the Company’s growth and strength of performance during the past few years, the Committee believes that Total Target Cash Compensation and Total Target Direct Compensation between the median and 75th percentile is market competitive.
Role of CEO in Compensation Decisions
The Company’s CEO reviews and evaluates, as applicable, the other NEO’s performance, expected future contributions, internal comparisons, and also considers the market survey data provided by Radford in making recommendations to the Committee on the NEOs’ compensation. Any recommendations made by the CEO regarding the base salaries, bonuses and equity awards of the NEOs are subject to final review and approval of the Committee. Any decisions made with respect to CEO pay, are made in a closed session which includes the Committee and Radford, and excludes the CEO.
Individual Elements of NEO Compensation
Each NEO is compensated through base salary, a performance bonus, equity awards, and participation in employee benefit plans.
Base Salary
Base salaries are reviewed and determined annually at the beginning of each fiscal year, based upon the criteria outlined above and a review of the data referred to under “Setting Executive Target Compensation.”
At the beginning of fiscal 2018, the CEO proposed and the committee approved increases in base salary for the NEOs based on consideration of the NEO’s performance, strategic impact, scope of position, and position to market.
Radford and the Committee reviewed and recommended an increase to the CEO’s base salary in consideration of his performance and position to the market. The Board of Directors approved the base pay increase for the CEO.

2018 Proxy Statement	34

The following table lists the fiscal 2018 base salary changes for our NEOs, the pay position relative to the Peer Group, and the decision factors for each increase, or lack of increase, as the case may be.

Named Executive Officers	2017 Base Salary ($)	2018 Base Salary ($)	2017 to 2018 Increase (%)	Position of 2017 Base Salary to Peer Group	Decision Factors
Mr. Waters	650,000	675,000	3.8%	50th percentile	Increase based on competitive market data, time in position and fiscal 2018 company performance.
Mr. White (1)	380,000	400,000	5.3%	50th percentile	Increase due to promotion, competitive market data and fiscal 2018 company performance.
Dr. Chittipeddi (2)	440,000	440,000	—%	75th percentile	No increase due to competitive market position.
Mr. Fan (1)	340,000	375,000	10.3%	50th - 75th percentile	Increase due to promotion, competitive market data and fiscal 2018 company performance.
Mr. Shepard (1)	340,000	375,000	10.3%	50th - 75th percentile	Increase due to promotion, competitive market data and fiscal 2018 company performance.

(1) IDT's business environment has continued to change, becoming more complex with an expanding and more diversified product portfolio.  In connection with IDT’s changing business environment and the additional responsibilities undertaken as a result of these changes, as well as their demonstrated ability to consistently perform, Messrs. White, Fan and Shepard were promoted to Senior Vice President on May 15, 2017.
(2) Dr. Chittipeddi was promoted to Executive Vice President on January 30, 2017. Dr. Chittipeddi did not receive an increase due to the timing of his promotion, the timing of the annual review process and his competitive market position.
Performance Bonus
During fiscal 2018, the NEOs participated with other eligible employees in the Company’s Annual Incentive Plan (“AIP”). The AIP was established to link participating employees’ short-term incentive compensation to the Company’s annual revenue and profitability goals.
The primary objectives of the AIP are to:

•	Encourage outstanding performance from individual employees, as well as collaboration and execution of business units, corporate functions, and the Company as a whole;

•	Link a portion of employees’ pay to the financial performance of the company; and

•	Reflect the financial performance of the company and the value delivered to Stockholders in its funding methodology.
The AIP payout is determined based on the individual bonus target amount, the achievement of specific objectives for the fiscal year, and Company performance. The AIP’s two components, Individual and Company performance, measure and reward individual and Company performance respectively. NEOs are measured solely on Company performance to encourage and reward cross-functional collaboration and execution.

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Plan Funding
The AIP is funded based on Company Performance, which is measured through revenue growth and non-GAAP Operating Margin achievement levels, weighted equally. Achievement levels are set based on a scale from 25% (threshold) to 200% (maximum). If the Company’s actual achievement is below the threshold of 25%, the Annual Incentive Plan is not funded and no bonus is paid to any participant including the NEOs, regardless of individual performance. For fiscal 2018 the Revenue and Non-GAAP Operating Margin achievement scale was reviewed and approved by the Committee.
For fiscal 2018, the Committee established the following achievement scale:

Company Achievement Scale
Revenue Goal	Non-GAAP Operating Margin % Goal	Payout	Achievement Level
$789.8	26.2%	25%	Threshold
$829.5	28.1%	100%	Target
$869.2	30.0%	200%	Maximum
AIP Company Achievement
The Committee reviewed and approved the fiscal 2018 AIP Company Performance score of 110.0%. The score is based on achievement in revenue and operating margin as outlined in the table below.

Actual Achievement Results (1)		Achievement Levels				Company Performance
Revenue ($M)	Non-GAAP Operating Margin (%)	Revenue		Non-GAAP Operating Margin (%)
$842.8	27.6%	145.0%	+	75.0%	=	110.0%
		2

(1) Non-GAAP operating Margin in a Non-GAAP measure. For a reconciliation to GAAP operating margin please see the Appendix to this Proxy Statement.

 Individual Incentive Targets
Each eligible employee, including each NEO, is assigned an Individual Incentive Target based on a percentage of annual base salary. This target is established in consideration of the employee’s job level, job role, job function, and competitive data provided by Radford, as well as accomplishments within the employee’s job level for employees who were employed by the Company at the beginning of the fiscal year.
The Individual Incentive Targets for the NEOs are reviewed annually by the CEO and the Committee. Any adjustment made to the Individual Incentive Target for the NEOs other than the CEO is made at the recommendation of the CEO and is subject to the final review and approval of the Committee. Any adjustment made to the Individual Incentive Target for the CEO is made at the recommendation of the Committee and is subject to the final review and approval of the Board of Directors.

For fiscal 2018, the NEO incentive targets remained the same as in Fiscal Year 2017.

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Named Executive Officer	2017 Incentive Target	2018 Incentive Target	Position of 2018 Target Cash to Peer Group	Decision Factors
Mr. Waters	125%	125%	50th percentile	No increase based on competitive market data
Mr. White	75%	75%	50th - 75th percentile	No increase based on competitive market data.
Dr. Chittipeddi	75%	75%	75th percentile	No increase based on competitive market data.
Mr. Fan	70%	70%	50th - 75th percentile	No increase based on competitive market data.
Mr. Shepard	70%	70%	50th - 75th percentile	No increase based on competitive market data.
While the annual goals for each of the NEOs are specific and measurable, at the end of the fiscal year, the Compensation Committee may exercise negative discretion in changing an NEO’s payout related to unforeseen performance issues.
Calculation of Performance Bonus
The AIP payout for each NEO is calculated based on each NEO’s fiscal 2018 base earnings, individual incentive target, and Company Performance, using the following calculation:
Total Payout =
(Actual Fiscal 2018 Base Earnings x Individual Incentive Target x Company Performance)
Performance Bonus Payments Earned in Fiscal 2018
Performance Bonus Threshold, Target, Maximum, and Actual Payment

NEO	FY2018 Target Award (% of Base Earnings)	FY2018 Base Earnings	FY2018 Payment Threshold Award ($)(1)(2)	FY2018 Payment Target Award ($)(1)	FY2018 Payment Maximum Award ($)(1)(3)	FY2018 Actual Award ($)
Mr. Waters	125%	671,154	209,736	838,943	1,677,885	922,837
Mr. White	75%	396,923	74,423	297,692	595,385	327,462
Dr. Chittipeddi	75%	440,000	82,500	330,000	660,000	363,000
Mr. Fan	70%	369,615	64,683	258,731	517,462	284,604
Mr. Shepard	70%	369,615	64,683	258,731	517,462	284,604

(1)	All payment calculations are calculated using the NEO’s actual fiscal 2018 base earnings.

(2)
The amounts reported under the Payment Threshold column represent the minimum payment level at 25% funding based on the minimum achievement of revenue growth and non-GAAP Operating Margin, weighted equally.

(3)	The amounts reported in the Maximum column represent the maximum payment level at 200% funding based on the maximum achievement of revenue growth and non-GAAP Operating Margin, weighted equally.
Year-End 2018 Bonus Payment
The Compensation Committee approved the following achievements and AIP payouts for fiscal 2018.

2018 Proxy Statement	37

NEO	Actual FY2018 Target Award ($)	Actual FY2018 Company Performance Factor (%)	FY2018 Final Payout ($)	Percent of Target (%)
Mr. Waters	$838,942	110.0%	$922,837	110.0%
Mr. White	$297,692	110.0%	$327,462	110.0%
Dr. Chittipeddi	$330,000	110.0%	$363,000	110.0%
Mr. Fan	$258,731	110.0%	$284,604	110.0%
Mr. Shepard	$258,731	110.0%	$284,604	110.0%
Equity Awards for the NEOs in Fiscal 2018
Equity awards are reviewed and determined annually at the beginning of each fiscal year, based upon the criteria as previously outlined under “Setting Executive Target Compensation.”
The equity compensation for the NEOs in fiscal 2018 was granted in performance stock units and restricted stock units. Restricted Stock Units vest equally over a four-year period, with 25% of the grant vesting on each anniversary date, following the date of the grant. Vesting of RSU awards are subject to continued employment.
The CEO proposes the target award opportunity for each participant (other than himself) based on the NEO’s experience, performance, current equity holdings, retention risk and the position’s operational complexity, strategic impact, and scope in addition to the Peer Group and broader market survey data comparisons provided by Radford. The target award opportunities for each participant are expressed in a U.S dollar value. Further, the target award opportunity is structured to align to the performance scale, as outlined in more detail under “Fiscal 2018—Executive Performance (Total Shareholder Return),” and to drive shareholder value by putting a larger portion at risk. The following table sets forth a comparison to benchmark data of the RSU and PSU awards, discussed more fully below, for each NEO, and the factors considered by the Committee, and the Board of Directors for the CEO, in determining the respective award amounts. The Committee and the Board of Directors approved the recommendations as noted below:

Name	FY2018 RSU Award (# of Shares)	FY2018 PSU Target (# of Shares)	FY2018 Target Long-Term Incentive Value (in thousand $)(1)	Approximate Position of Equity Award to Peer Group	Decision Factors
Mr. Waters	89,796	89,796	4,250	50th percentile	Competitive market data, strategic importance to the company
Mr. White	27,467	27,467	1,300	50th percentile	Competitive market data, strategic importance to the company
Dr. Chittipeddi	—	50,709	1,200	50th - 75th percentile	Competitive market data, strategic importance to the company
Mr. Fan	25,355	25,355	1,200	50th - 75th percentile	Competitive market data, strategic importance to the company
Mr. Shepard	25,355	25,355	1,200	50th - 75th percentile	Competitive market data, strategic importance to the company

2018 Proxy Statement	38

(1)
The NEO Target Long-Term Incentive Value is calculated using a trailing 30-Day average stock price ($23.66) as of the date of grant, which was May 14, 2017 for RSUs and PSUs The performance metrics for the performance restricted stock units will be measured based on relative TSR against the Philadelphia Semiconductor Index (XSOX) and above target revenue growth, as described in detail under the “Fiscal 2018—Executive Performance Plan (Relative Total Stockholder Return)” below.

Performance Stock Units
Fiscal 2018—Executive Performance Plan (Relative Total Stockholder Return)
In fiscal 2018, each of our NEOs received a performance stock unit grant as part of the Executive Performance Plan (the “2018 EPP”). The Committee believes that it is important to focus on stockholder value creation and align executive rewards to TSR. The 2018 EPP ties the largest portion of the NEOs’ equity to the Company’s TSR relative to the Philadelphia Semiconductor index (XSOX). The performance periods under the 2018 EPP consist of a one-year, two-year and three year performance period which covers the Company’s fiscal years 2018, 2019 and 2020. The number of shares of Company common stock issuable upon vesting of the performance stock units is dependent on the level of performance achievement as measured over cumulative one, two, and three year periods. The performance achievement is measured based on the Company’s relative TSR against the XSOX measured as a percentile rank as measured over cumulative one, two and three year periods. The number of shares issuable is measured as a percentage of the target number of PSUs and determined based on the achievement scale as noted in the table below. In the first and second measurement period, the number of shares issuable upon vesting shall be determined by multiplying the achievement factor, as noted in the table below, by one-third of the total number of PSUs granted. While some level of payout may be earned at the close of each measurement period, the award is capped at target in the first measurement period. Further, any payouts made in the first and second performance period will be deducted from the results of the cumulative three year measurement period. In the event that the Company’s stock price depreciates over the performance period, the maximum number of shares issuable will be limited to no more than 100% of the target PSUs.

TSR Performance vs. XSOX Index (awards are linearly interpolated)	Payout as a % of Target (if stock appreciates during performance period)	Payout as a % of Target (if stock depreciates during performance period)
>= 90th percentile	200%	100%
>= 50th percentile	100%	100%
>=30th percentile	50%	50%
Below 30th percentile	—%	—%
To further promote the Company's long term objectives and ensure alignment with stockholder value creation, the payouts earned under TSR achievement may be modified if the Company achieves above target revenue growth ("Revenue Growth Rate Multiplier") during the performance period. In the event that revenue achievement is equal to or less than target revenue, no multiplier will be applied to any shares earned during the respective performance period. As noted in the table below, the Revenue Growth Rate Multiplier will not exceed a multiple of 50% and over the life of the plan the aggregate number of shares that may be earned are capped at a maximum payout of three hundred percent.

Above Target Revenue Growth Rate	Revenue Growth Rate Multiplier
Greater than or equal to 105%	1.50
104%	1.40
103%	1.30
102%	1.20
101%	1.10
Less than or equal to 100%	1.00
The first performance period under the 2018 EPP closed on April 1, 2018. Aon provided their assessment of TSR performance under the plan, their assessment concluded the Company ranked in the 31st percentile of the XSOX. This achievement resulted in the final number of shares earned equal to 53% of a third of the target opportunity. In addition, the

2018 Proxy Statement	39

Company exceeded it's target revenue number for fiscal 2018. This over achievement resulted in a 1.16 multiplier applied to the shares earned.
The Committee reviewed and approved both Aon's assessment of TSR performance and the Company's achievement of revenue growth achievement. The table below provides the number of PSUs earned during the first performance evaluation of the 2018 EEP:

Name	Target PSU Grant for Performance Period 1 (# of Shares)	TSR Plan Achievement FY2018: Period 1	Above Target Revenue Achievement FY2018: Period 1	Total Achievement FY2018: Period 1	Shares Earned in Period 1
Mr. Waters	29,932	53%	1.16	61%	18,408
Mr. White	9,155	53%	1.16	61%	5,631
Dr. Chittipeddi	16,903	53%	1.16	61%	10,395
Mr. Fan	8,451	53%	1.16	61%	5,197
Mr. Shepard	8,451	53%	1.16	61%	5,197
As performance was assessed for the first performance period under the 2018 EPP, earned shares were released on May 15, 2018.
Fiscal 2017—Executive Performance Plan (Relative Total Stockholder Return)
In fiscal year 2017, each of our NEOs received a performance stock unit grant as part of the Executive Performance Plan (“2017 EPP”). The plan’s purpose was to focus the executives on both growing the Company and shareholder value. The 2017 EPP tied a large portion of the NEO’s equity to achievement of relative TSR against the XSOX as a percentile rank. The performance period under the 2017 EPP began on April 4, 2016 and ended on April 1, 2018. The number of shares of the Company’s common stock issuable upon vesting of the performance stock units was dependent on the Company’s achievement. The following table outlines the minimum, target and maximum threshold set under the plan.

Achievement Threshold	TSR Performance vs. XSOX Index (awards are linearly interpolated)	Payout as a % of Target (if stock appreciates during performance period)	Payout as a % of Target (if stock depreciates during performance period)
Maximum	>= 90th percentile	200%	100%
Target	>= 50th percentile	100%	100%
Minimum	>=30th percentile	50%	50%
The performance period under 2017 EPP closed on April 1, 2018. The Company achieved the 10th percentile rank in the XSOX. As demonstrated in the achievement table above, the Company did not meet the minimum performance threshold and no shares were earned. All unearned shares were canceled.
Retirement and Other Benefits
Section  401(k) Plan. The Company offers the NEOs the opportunity to participate in its Section 401(k) plan. NEOs participate under the same plan provisions as all other employees. Participating NEOs may contribute up to 75% of their eligible compensation as a pre-tax or Roth after-tax contribution to a maximum of $18,000 in calendar year 2017. Employees may also defer up to $30,000 of after-tax earnings.  Currently, key provisions of the plan include a Company match of $0.50 per $1.00 of the employee’s contributions up to 6% of base salary, with maximum calendar year contributions from the Company capped at $6,000 per employee. This matching practice is viewed by the Company as consistent with industry norms and required to provide a total compensation plan that is competitive with other high technology and semiconductor companies. The Company’s contributions vest over four years and if an employee terminates his or her employment prior to four years, the Company’s contributions will be prorated according to the number of years worked.

Non-Qualified Deferred Compensation Plan. The Company maintains an unfunded non-Qualified Deferred Compensation Plan to provide benefits to eligible director level employees and above. Under this plan, participants can defer

2018 Proxy Statement	40

up to 100% of their regular salaries, bonuses or other compensation such as commissions or special awards. Participants can select from among 22 different investment options. A participant is credited with the return of the underlying investment option and there is currently no matching of contributions by the Company. A participant may invest in any one or more of the following investment alternatives and may change his or her investment selections at any time: Vanguard Mid Cap Index Inv, Dreyfus Small Cap Stock Index, 1st Eagle Overseas, Vanguard Windsor II Inv, VIP Freedom 2010, VIP Freedom 2016, VIP Freedom 2020, VIP Freedom 2025, VIP Freedom 2030 , VIP Freedom 2035, VIP Freedom 2040, VIP Freedom 2045, VIP II Contrafund, VIP II Index 500, VIP III Mid Cap, VIP International Capital Appreciation, VIP Real Estate, Pimco Real Return BD, Pimco Total Return, VIP Freedom Income, VIP High Income, or Fidelity Retirement Money Market. Participant balances are always 100% vested. Additionally, the Company has set aside assets in a separate trust designed to meet the obligations under the plan. The trust assets are invested in a manner that is intended to offset the investment performance of the funds selected by the participants. The deferral accounts are distributed following a participant’s termination of employment with the Company, unless the participant has elected an in-service withdrawal (scheduled or hardship withdrawal). Generally, distributions are made in a lump sum payment; however participants may elect a fixed date distribution or annual installment distributions paid over two to 15 years.
The Committee believes this plan is an important vehicle that allows plan participants to reach their retirement objectives over the long term. Mr. Fan and Dr. Chittipeddi participated in the non-Qualified Deferred Compensation Plan in fiscal 2018. No other NEO participated in the non-Qualified Deferred Compensation Plan in fiscal 2018.
Employee Stock Purchase Plan. The Company maintains an Employee Stock Purchase Plan that was approved by stockholders at the Company’s 2009 Annual Meeting. NEOs participate under the same plan provisions as all other eligible employees. Under the plan, eligible employees can purchase Company stock on the last day of each designated three-month purchase period. The per share purchase price is the lesser of 85% of the fair market value of the stock on the first day of the three-month purchase period or 85% of the fair market value of the stock on the last day of the three-month purchase period. The maximum number of shares of stock which may be purchased is 2,500 shares per purchase period. During fiscal 2018, Messrs. Waters and White participated in the Employee Stock Purchase Plan. Dr. Chittipeddi, Mr. Fan and Mr. Shepard did not participate in the Employee Stock Purchase Plan at any time during fiscal 2018.
Other Benefits. The NEOs are eligible to participate in all other benefits programs offered by the Company to its employees generally, on the same terms as all other employees. These programs include, but are not limited to, group medical, group dental, basic life insurance, supplemental life insurance, long-term disability insurance, relocation expense reimbursement, and other such benefits programs.
Change of Control Agreements
The Board of Directors recognizes that from time to time it is possible that another entity may consider acquiring the Company or a change in control might otherwise occur, with or without the approval of the Board of Directors. The Board of Directors has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication and objectivity of the CEO and each NEO, notwithstanding the possibility, threat, or occurrence of a change of control. Therefore, the Company has entered into a Change of Control Agreement with the CEO and each of the other NEOs. See the discussion below under “Executive Compensation—Severance and Change of Control Benefits.”
Deductibility of Executive Compensation
Section 162(m) of the U.S. Internal Revenue Code establishes a limitation on the deductibility of compensation payable in any particular tax year to our named executive officers. Section 162(m) provides that publicly-held companies cannot deduct compensation paid to certain named executive officers (other than, prior to the Tax Cuts and Jobs Act of 2017, our chief financial officer) to the extent that such compensation exceeds $1 million per officer. Prior to the Tax Cuts and Jobs Act of 2017, compensation that is “performance-based” compensation within the meaning of Section 162(m) did not count toward the $1 million limit. As part of the Tax Cuts and Jobs Act of 2017, the ability to rely on this “qualified performance-based compensation” exception was eliminated and the limitation on deductibility was generally expanded to include all named executive officers. As a result of the Tax Cuts and Jobs Act of 2017, subject to the Act’s grandfathering rules, the Company may no longer take a deduction for any compensation paid to its named executive officers in excess of $1 million.
Compensation Committee Interlocks and Insider Participation
The members of our Board of Directors who served on the Compensation Committee during fiscal 2018, Messrs. Padval, Kannappan, Taffe, and Ms. LaCroix, all are non-employee directors of the Company and have not at any time been officers or employees of the Company and did not have any relationships required to be disclosed by IDT under any paragraph of item 404

2018 Proxy Statement	41

of Regulation S-K. None of our executive officers currently serves, or has in the past fiscal year served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our Board of Directors or Compensation Committee.
Recoupment Policy
In accordance with the AIP, in the event of a restatement of the Company’s earnings due to material noncompliance with any financial reporting requirement under the U. S. securities laws, the Company is entitled to and shall recoup the difference between incentive-based compensation paid to all current executive officers who received incentive-based compensation under the AIP during the three years preceding the restatement, which incentive payments were paid on the basis of erroneous data, and the amount of incentive-based compensation that would have been paid based on the corrected data. This provision of the AIP may be amended by the Compensation Committee at any time to comply with any rules promulgated by the SEC.

EXECUTIVE COMPENSATION
The following table discloses the compensation information for the Company’s Chief Executive Officer, Chief Financial Officer, and the Company’s three other most highly compensated executive officers who were serving as executive officers as of the end of fiscal 2018 (together, the “Named Executive Officers” or “NEOs”). This information includes the dollar value of base salaries, stock option, restricted stock unit and performance stock unit awards, bonus payments, and certain other compensation, if any, whether paid or deferred.

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Summary Compensation Table for Fiscal 2018

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Gregory Waters.	2018	671,154		4,621,501	—	922,837	7,587	6,223,079
President and Chief Executive Officer	2017	646,154		5,581,803	—	436,154	7,875	6,671,986
	2016	613,464		3,471,013	875,003	1,281,372	9,037	6,249,889

Brian White	2018	396,923		1,413,649	—	327,462	7,638	2,145,672
Senior Vice President and Chief Financial Officer	2017	376,923		1,451,264	—	152,654	7,783	1,988,624
	2016	354,615		1,115,707	281,257	444,422	7,901	2,203,902

Sailesh Chittipeddi, Ph.D.	2018	440,000		1,401,935	—	363,000	7,587	2,212,522
Executive Vice President of Global Operations and Chief Technical Officer	2017	410,962		2,953,779	—	166,439	7,760	3,538,940
	2016	383,846		842,964	212,504	448,985	8,244	1,896,543

Sean Fan	2018	369,615		1,304,951	—	284,604	7,419	1,966,589
Senior Vice President and Corporate General Manager, Computing and Communications Group	2017	337,692		1,228,000	—	127,648	7,304	1,700,644
	2016	322,693		793,379	200,003	377,454	5,252	1,698,781

Dave Shepard	2018	369,615		1,304,951	—	284,604	7,742	1,966,912
Senior Vice President and Corporate General Manager, Mobility Products Group	2017	336,923		1,228,004	—	127,357	8,792	1,701,076
	2016	313,848		793,379	200,003	367,108	8,839	1,683,177

(1)
The amounts reported represent total base salary paid for the covered fiscal year and are inclusive of any amounts deferred in the covered fiscal year under the Non-Qualified Deferred Compensation Plan.

(2)
Stock awards consist of restricted stock unit awards and performance stock unit awards granted under the 2004 Equity Plan. The amounts reported represent the grant date fair value of restricted stock unit awards and performance stock unit awards granted during the covered fiscal year calculated in accordance with ASC Topic 718. For a detailed discussion of the assumptions used to calculate the value of the restricted stock unit awards and performance stock unit awards, please refer to Note 9 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended April 1, 2018, filed with the SEC on May 18, 2018. The table below sets forth the grant date fair value determined in accordance with FASB ASC Topic 718 principles of performance stock units granted in fiscal 2018 (i) based upon the probable outcome of the performance stock unit awards and (ii) based upon achieving the maximum level of performance as of the grant date. The actual value, if any, that an NEO may realize from an award is contingent upon the satisfaction of the conditions to vesting in that award and there is no assurance that the value, if any, eventually realized by the NEO will correspond to the amount reported.

2018 Proxy Statement	43

Named Executive Officer	Grant Date	Probable Outcome of Performance Conditions Grant Date Fair Value ($)	Maximum Outcome of Performance Conditions Grant Date Fair Value ($)
Gregory Waters	5/15/2017	2,482,560	7,447,680
Brian White	5/15/2017	759,385	2,278,155
Sailesh Chittipeddi, Ph.D.	5/15/2017	1,401,935	4,205,805
Sean Fan	5/15/2017	700,995	2,102,985
Dave Shepard	5/15/2017	700,995	2,102,985

(3)
The amounts reported represent the grant date fair value of stock options granted during the covered fiscal year calculated in accordance with ASC Topic 718. For a detailed discussion of the assumptions and estimates used to calculate the value of the option awards, please refer to Note 9 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended April 1, 2018, filed with the SEC on May 18, 2018. The actual value, if any, that an NEO may realize from a stock option is contingent upon the satisfaction of the conditions to vesting in the option and upon the excess of the market price of the Company’s common stock over the exercise price, if any, on the date of exercise and there is no assurance that the value, if any, eventually realized by the NEO will correspond to the amount reported.

(4)
The amounts reported represent total bonus payments earned under our Annual Incentive Plan for the covered fiscal year. See “Compensation Discussion and Analysis—Individual Elements of NEO Compensation—Performance Bonus” in this Proxy Statement for a more complete description of the amounts earned.

(5)	The amounts reported include the following: the Company’s matching contributions to the individual Section 401(k) and Health Care Spending accounts of the NEOs.

Grants of Plan-Based Awards for Fiscal 2018
The following table shows all plan-based awards granted to the NEOs in fiscal 2018. The equity awards identified in the table below are also reported in the table “Outstanding Equity Awards at Fiscal Year End for 2018,” below. The amounts reported for the non-equity awards identified below are the threshold, target, and maximum amounts payable under the AIP that could have been earned in fiscal 2018. For additional information regarding plan-based awards to our NEOs, see “Compensation Discussion and Analysis,” above.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(8)			All Other Stock Awards: Number of Shares of Stock or Units (#)(5)	All Other Option Awards: Number of Securities Underlying Options (#)(6)	Exercise or Base Price of Option Awards ($/ Share)(6)	Closing Market Price on Date of Grant ($/ Share)	Grant Date Fair Value of Stock and Option Awards ($)(7)
		Threshold ($)(2)	Target ($)(3)	Maximum ($)(4)	Threshold (#)	Target (#)	Maximum (#)
Gregory Waters	5/15/2017	209,736	838,943	1,677,885	—	—	—		—	—	—	—
	5/15/2017	—	—	—	—	—	—	89,796				2,138,941
	5/15/2017	—	—	—	44,898	89,796	269,388					2,482,560
Brian White	5/15/2017	74,423	297,692	595,385	—	—	—		—	—	—	—
	5/15/2017	—	—	—	—	—	—	27,467				654,264
	5/15/2017	—	—	—	13,734	27,467	82,401					759,385
Sailesh Chittipeddi, Ph.D.	5/15/2017	82,500	330,000	660,000	—	—	—		—	—	—	—
	5/15/2017	—	—	—	25,355	50,709	152,127					1,401,935
Sean Fan	5/15/2017	64,683	258,731	517,462	—	—	—		—	—	—	—
	5/15/2017	—	—	—	—	—	—	25,355				603,956
	5/15/2017	—	—	—	12,678	25,355	76,065					700,995
Dave Shepard	5/15/2017	64,683	258,731	517,462	—	—	—		—	—	—	—
	5/15/2017	—	—	—	—	—	—	25,355				603,956
	5/15/2017	—	—	—	12,678	25,355	76,065					700,995

2018 Proxy Statement	44

(1)
Amounts represent the Annual Incentive Plan (AIP) award that is dependent on actual funding based on the corporate performance measure of revenue and non-GAAP operating margin. The actual payout amounts under the plan for fiscal 2018 are included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”

(2)	The amounts reported in the Threshold column represent the minimum payment level at 25% funding, based on the minimum achievement of revenue and non-GAAP operating margin achievement levels.

(3)	The amounts reported in the Target column represent the target payment level at 100% funding based on the target achievement of revenue and non-GAAP operating margin achievement levels.

(4)	The amounts reported in the Maximum column represent the maximum payment level at 200% funding based on the maximum achievement of revenue and non-GAAP operating margin achievement levels.

(5)
The amounts reported are for restricted stock units granted under the Company’s 2004 Equity Plan. Each restricted stock unit award vests with respect to 25% of the shares of the Company’s common stock subject thereto on each anniversary of the date of grant, such that the award is fully vested on the fourth anniversary of the date of grant, subject to continued service to the Company through each vesting date.

(6)	During fiscal 2018, no options were awarded.

(7)
These amounts reported represent the grant date fair value of the equity awards computed in accordance with ASC Topic 718. For a detailed discussion of our grant date fair value calculation methodology, including related assumptions and estimates, please refer to Note 9 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended April 1, 2018, filed with the SEC on May 18, 2018.

(8)
Amounts represent performance stock unit awards granted pursuant to the 2018 EPP. The target number of shares was granted; the “threshold” number of shares shown is 50% of the target number of shares, representing the minimum amount of vesting under the plan if the threshold performance conditions are met for each performance period. The “maximum” number of shares shown is 300% of target number of shares. Please see the section “Compensation Discussion and Analysis-Equity Awards for the NEOs in Fiscal 2018-Performance Stock Units” for a detailed discussion of the performance stock unit awards.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table:
See “Compensation Discussion and Analysis” in this Proxy Statement for a more complete description of the amounts earned or awards granted, as well as an explanation of the amount of salary and bonus in proportion to the total compensation for each NEO.

2018 Proxy Statement	45

Outstanding Equity Awards at Fiscal 2018 Year-End

		OPTION AWARDS					STOCK AWARDS
Name (a)	Grant Date or Vesting Commence- ment Date (b)(1)	Number of Securities Underlying Unexercised Options (#) Exercisable (c)	Number of Securities Underlying Unexercised Options (#) Unexercisable (d)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (e)	Option Exercise Price (f)	Option Expiration Date (g)	Numbers of Shares or Units of Stock That Have Not Vested (#) (h)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (i)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(j)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(k)(3)
Greory Waters	2/18/2014	320,000	—		$11.79	2/18/2021
	5/15/2015	82,144	33,824		$21.95	5/15/2022
	5/15/2015						22,059	674,123
	6/15/2015						23,077	705,233
	5/15/2016						92,415	2,824,202
	5/15/2017						89,796	2,744,166
	5/15/2017						18,408	562,548	71,388	2,181,617
Brian White	5/15/2014	3,250	1,625		$12.16	5/15/2021
	5/15/2014						3,750	114,600
	5/15/2015	3,106	10,873		$21.95	5/15/2022
	5/15/2015						7,091	216,701
	6/15/2015						7,418	226,694
	5/15/2016						24,028	734,296
	5/15/2017						27,467	839,392
	5/15/2017						5,630	172,053	21,837	667,339
Sailesh Chittipeddi Ph.D.	4/15/2014	10,417	—		$11.13	4/15/2021
	4/15/2014						7,500	229,200
	5/15/2015	19,949	8,215		$21.95	5/15/2022
	5/15/2015						5,358	163,740
	6/15/2015						5,605	171,289
	5/15/2016						27,725	847,276
	1/30/2017						36,260	1,108,106
	5/15/2017						10,395	317,671	40,314	1,231,996

2018 Proxy Statement	46

		OPTION AWARDS					STOCK AWARDS
Name (a)	Grant Date or Vesting Commence- ment Date (b)(1)	Number of Securities Underlying Unexercised Options (#) Exercisable (c)	Number of Securities Underlying Unexercised Options (#) Unexercisable (d)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (e)	Option Exercise Price (f)	Option Expiration Date (g)	Numbers of Shares or Units of Stock That Have Not Vested (#) (h)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (i)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(j)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(k)(3)
Sean Fan	5/15/2014	4,063	1,625		$12.16	5/15/2021
	5/15/2014						3,750	114,600
	5/15/2015	18,775	7,732		$21.95	5/15/2022
	5/15/2015						5,042	154,084
	6/15/2015						5,275	161,204
	5/15/2016						20,332	621,346
	5/15/2017						25,355	774,849
	5/15/2017						5,197	158,820	20,158	616,028
Dave Shepard	5/15/2014	9,375	625		$12.16	5/15/2021
	5/15/2014						2,500	76,400
	5/15/2015	8,284	7,732		$21.95	5/15/2022
	5/15/2015						5,042	154,084
	6/15/2015						5,275	161,204
	5/15/2016						20,332	621,346
	5/15/2017						25,355	774,849
	5/15/2017						5,197	158,820	20,158	616,028

(1)
Each stock option vests and becomes exercisable with respect to 25% of the shares of the Company’s common stock subject thereto on the first anniversary of the vesting commencement date, which is the date of grant, or the date of hire or promotion, as applicable, and with respect to the remaining shares subject thereto, on each monthly anniversary thereafter over the following thirty-six months such that the option is fully vested and exercisable on the fourth anniversary, subject to continued service to the Company through each vesting date.

(2)
Each restricted stock unit award vests with respect to 25% of the shares of the Company’s common stock subject thereto on each anniversary of the vesting commencement date, such that the award is fully vested on the fourth anniversary of the vesting commencement date, subject to continued service to the Company through each vesting date.

(3)
The dollar amounts shown in columns (i) and (k) are determined by multiplying (x) the number of shares or units reported in columns (h) and (j) by (y) $30.56 (the closing price of the Company’s common stock on March 29, 2018, the last trading day of fiscal 2018).

(4)
Amounts represent performance stock unit awards granted pursuant to the 2018 EPP. Please see the section “Compensation Discussion and Analysis-Equity Awards for the NEOs in Fiscal 2018-Performance Stock Units” for a detailed discussion of the performance stock unit awards. In accordance with SEC rules, amounts represent the “target” shares that may be earned under the PSUs granted under the 2018 EPP minus shares that were earned as of fiscal year-end based on our actual performance through April 1, 2018 but subject to service-based vesting through their release date in May 2018. These shares are reported under the “Numbers of Shares or Units of Stock That Have Not Vested” column. The table does not include the PSUs granted under the 2017 EPP as the Company did not meet the minimum performance threshold as of the end of fiscal 2018 and all of the shares were cancelled.

2018 Proxy Statement	47

Option Exercises and Stock Vested for Fiscal 2018
The following table shows all stock options exercised and stock awards that vested and the value realized upon exercise or vesting for each of the NEOs during fiscal 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gregory Waters	30,000	532,297	389,910	9,657,310
Brian White	82,839	1,585,983	56,472	1,376,220
Sailesh Chittipeddi, Ph.D.	25,000	530,899	77,109	1,987,593
Sean Fan	38,937	793,483	48,323	1,180,332
Dave Shepard	—	—	37,073	904,057
Non-Qualified Deferred Compensation for Fiscal 2018
The Company maintains a Non-Qualified Deferred Compensation Plan that allows director-level employees and above to defer up to 100% of their regular salaries, bonuses or other compensation. Mr. Fan and Dr. Chittipeddi participated in the Non-Qualified Deferred Compensation Plan in fiscal 2018. No other NEO participated in the non-Qualified Deferred Compensation Plan in fiscal 2018.
The following table sets forth a summary of contributions to, and account balances under, our Non-Qualified Deferred Compensation Plan, as more fully described below, for the year ended April 1, 2018.

Name	Executive Contributions in last FY ($)	Registrant Contributions in last FY ($)	Aggregate Earnings in last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at last FYE ($)
Sean Fan	144,530.10	—	(55,020.05)	—	1,441,999.21
Sailesh Chittipeddi, Ph.D.	151,660.60	—	33,235.00	—	449,065.06
Under this plan, participants can defer up to 100% of their regular salaries, bonuses or other compensation such as commissions or special awards. Participants can select from among 22 different investment options from which their earnings are measured. A participant is credited with the return of the underlying investment option and there is currently no matching of contributions by the Company. A participant may invest in any one or more investment alternatives offered under the plan. Additionally, the Company has set aside assets in a separate trust designed to meet the obligations under the plan. The trust assets are invested in a manner that is intended to offset the investment performance of the funds selected by the participants. The deferral accounts are distributed following a participant’s termination of employment with the Company, unless the participant has elected an in-service withdrawal (scheduled or hardship withdrawal). Generally, distributions are made in a lump sum payment; however, in the event of a distribution due to retirement, a participant may elect a single lump sum distribution or annual installment distributions paid over two to 15 years.

2018 Proxy Statement	48

CEO Pay Ratio

Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Securities and Exchange Commission adopted a rule requiring the annual disclosure of the ratio of the median employee's total annual compensation to the total annual compensation of the chief executive officer ("CEO"). For our fiscal 2018, our CEO pay ratio was determined to be as follows:

•	The annual total compensation of Mr. Waters was $6,223,078, as reflected in the “Total” column of the Summary Compensation Table

•	The median of the annual total compensation of all employees (other than Mr. Waters) was $93,144; the median employee was located in the United States.

•	For fiscal year 2018, Mr. Waters total annual compensation was approximately 67 times that of our median employee.

To determine the median of the annual total compensation of our employees, we applied the following methodology and assumptions:

•	We selected the last day of our fiscal year, April 1, 2018, to establish the employee population.

•	As of April 1, 2018, IDT employed 1,853 persons; of which: 1,821 were considered regular full - or part-time employees and 32 were seasonal workers.

•
We used payroll and equity plan records over the twelve-month period beginning on April 3, 2017 and ending on April 1, 2018. The components of annual compensation which was consistently applied to determine the median employee included: base salary, sales commissions, bonuses earned for fiscal year 2018, the grant date fair value of stock awards and other compensation.

•	Total compensation was annualized for employees who began employment with IDT during the year. No full-time equivalency adjustments or annualizations were made for part-time or seasonal employees.

•	Foreign exchange rates were translated to the U.S. dollar equivalent based on rates as of the last business day of our fiscal year, which was March 30, 2018.

•	No other adjustments were made.

This ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

SEVERANCE AND CHANGE OF CONTROL BENEFITS
The Company has entered into Change of Control Agreements with each current NEO. The agreements are coterminous with the NEO’s employment with the Company. In the event of an involuntary termination of employment of any of the NEOs, which includes a termination by the Company without cause or a voluntary termination by the employee under certain circumstances, within two years after a change of control of the Company, generally the agreements provide for a lump sum severance payment consisting of (a) twelve (12) months of the monthly salary which the NEO was receiving immediately prior to the Change of Control (twenty-four months for the CEO), plus (b) the NEO’s “target bonus” (two times the target bonus for the CEO), payable on the thirtieth (30th) day following the NEO’s termination of employment, as well as a prorated bonus payment for the fiscal year in which the NEO’s termination of employment occurs based on, and paid generally in accordance with, the terms of the Company’s Annual Incentive Plan. The “target bonus” is the percentage of the NEO’s base salary that is prescribed by the Company under its Annual Incentive Plan (or successor plan) as the percentage of such base salary payable to the NEO as a bonus if the Company pays bonuses at one-hundred percent (100%) of its Annual Incentive Plan (or successor

2018 Proxy Statement	49

plan) target, but in no event will the “target bonus” be less than the target bonus in effect for the NEO in the fiscal year in which the Change of Control occurs.
The Change of Control Agreements also provide for continued health benefits for the same twelve-month period (18 months for the CEO), and outplacement services with the total value not to exceed $15,000. The agreements further provide that, in the event of an involuntary termination of employment of any of the NEOs within two years after a change of control of the Company, the vesting of all outstanding stock options and restricted stock and performance stock unit awards will become fully accelerated effective upon the date a release of claims executed by the terminated NEO is no longer revocable. Performance stock unit awards are accelerated to reflect the greater of (i) the number of shares that would have been earned if the one hundred percent (100%) performance target were achieved, or (ii) the number of shares that would have been earned based upon actual performance measured through and including the day prior to the date of the Change of Control. The agreements further generally provide that benefits may be limited to a lesser amount so that no portion of the benefits is subject to the imposition of excise taxes under the “golden parachute” provisions of Section 280G of the Code, if such limitation results in the receipt by the NEO, on an after-tax basis, of a greater amount of benefits than without such limitation.
For the purpose of these agreements, a “change of control” means the occurrence of (i) any person or entity becoming the beneficial owner of thirty percent (30%) or more of the voting power of the Company’s outstanding securities, (ii) a merger or consolidation of the Company other than a merger or consolidation in which the voting securities of the Company outstanding immediately prior to the transaction continue to represent at least sixty percent (60%) of the total voting power of the Company or such surviving entity immediately after the transaction, (iii) the entering into of an agreement for the sale or disposition by the Company of all or substantially all (i.e. 40% or more) of the Company’s assets or the approval by the Company’s shareholders of a plan of complete liquidation of the Company in connection with such an agreement or (iv) a change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the directors are “incumbent directors” (as defined in the Change of Control Agreements).
A termination by the Company without cause is any termination by the Company other than for cause. Cause is defined as gross negligence or willful misconduct in the performance of the NEO’s duties to the Company where such gross negligence or willful misconduct has resulted or is likely to result in substantial or material damage to the Company and its subsidiaries, repeated unexplained and unjustified absence from the Company, a material and willful violation of federal or state law, commission of any act of fraud with respect to the Company, or conviction of a felony or crime involving moral turpitude causing material harm to the standing and reputation of the Company. Voluntary termination of employment by an NEO under certain circumstances constitutes an involuntary termination if it follows a material reduction or change in job duties, responsibilities and requirements inconsistent with the NEO’s position with the Company and the NEO’s duties, responsibilities and requirements as in effect immediately prior to the change of control, any reduction of the NEO’s base compensation or target bonus or the NEO’s refusal to relocate to a facility or location more than 50 miles from the Company’s current location.
Change of Control Benefits
The following table sets forth the estimated benefits related to accelerated vesting of stock options, restricted stock units, and performance stock units that would have accrued to each of our continuing NEOs who were employed with the Company on April 1, 2018 had a change of control of the Company occurred on April 1, 2018 and the successor corporation refuses to assume the awards. Amounts below reflect the value of fully accelerated vesting of options, restricted stock units, and performance stock units pursuant to the 2004 Equity Plan.

Name	Accelerated Vesting of Options ($)(1)	Accelerated Vesting of RSUs & PSUs ($)(2)	Total ($)
Gregory Waters	291,394	13,059,510	13,350,904
Brian White	123,571	3,846,648	3,970,219
Sailesh Chittipeddi, Ph.D.	70,772	5,079,561	5,150,333
Sean Fan	96,511	3,341,797	3,438,308
Dave Shepard	78,111	3,303,597	3,381,708

(1)
The value of the accelerated vesting of stock options is calculated based on the aggregate positive difference, if any, between the exercise price of each option for which vesting would be accelerated and $30.56, the closing market price of the common stock of the Company on March 29, 2018 the last trading day prior to the end of fiscal 2018.

2018 Proxy Statement	50

(2)
The value of the accelerated vesting of RSU awards is calculated by multiplying the number of shares of the Company’s common stock subject to outstanding RSUs for which vesting is accelerated times $30.56, the closing market price of the common stock of the Company on March 29, 2018, the last trading day prior to the end of fiscal 2018. The value of the accelerated vesting of PSU awards is calculated by multiplying the greater of the target number of shares of the Company’s common stock subject to outstanding PSUs for which vesting is accelerated or the number of shares based on actual performance achievement times $30.56, the closing market price of the common stock of the Company on March 29, 2018, the last trading day prior to the end of fiscal 2018. In the event of a Change of Control shares are converted to RSUs and any shares earned are either at target or current performance levels, whichever is higher at the time of the Change of Control. The table above reflects accelerated vesting of PSUs under the 2017 and 2018 EPP at 100% target.

Severance Benefits—Termination Following a Change of Control
Under the individual Change of Control Agreements with the NEOs in effect as of the end of fiscal 2018 and referenced above, each continuing NEO who was employed by the Company on April 1, 2018 would be entitled to the following estimated payments and benefits if the employment of the NEO had been terminated by the Company without cause on April 1, 2018 assuming such date was within two years following a change of control of the Company. The reported amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to each NEO, which would only be known at the time that they become eligible for payment and would only be payable if a change of control were to occur.
Estimated Current Value of Termination Benefits
If Named Executive Officer was Terminated Without Cause on April 1, 2018
and Within Two Years Following a Change of Control (1)

Name	Severance Amount Cash ($)(1)	Early Vesting of Stock Options ($)(2)	Early Vesting of Restricted & Performance Stock Units ($)(3)	Health Insurance Benefits ($)(4)	Outplacement Services ($)	Other ($)(5)	Total ($)
Gregory Waters	4,804,087	291,394	13,059,510	126,005	15,000	23,814	18,319,810
Brian White	1,327,462	123,571	3,846,648	58,869	15,000	42,485	5,414,035
Sailesh Chittipeddi Ph.D.	1,463,001	70,772	5,079,561	69,379	15,000	18,861	6,716,574
Sean Fan	1,184,604	96,511	3,341,797	59,783	15,000	35,171	4,732,866
Dave Shepard	1,184,604	78,111	3,303,597	71,279	15,000	14,616	4,667,207

(1)
Represents a payment equivalent to twenty-four (24) months of base salary and three times the target bonus for the CEO (total bonus equivalent is calculated as two times the CEO target bonus, plus the “prorated” bonus for the full fiscal year 2018, assuming termination on April 1, 2018); for NEOs other than the CEO, represents a payment equivalent to twelve (12) months of base salary and two times the target bonus (total bonus equivalent is calculated as the NEO target bonus, plus the “prorated” bonus for the full fiscal 2018, assuming termination on April 1, 2018).

(2)
The value of unvested and accelerated stock options is the difference between the exercise price of the option and $30.56 per share, the last reported sales price of our common stock on March 29, 2018, the last trading day of fiscal 2018.

(3)
The value of unvested and accelerated restricted stock units and unvested and accelerated performance stock units is $30.56 per share, the last reported sales price of our common stock on March 29, 2018, the last trading day of fiscal 2018. The table above reflects accelerated vesting of PSUs under the 2017 and 2018 EPP at 100% target.

(4)	Represents the approximate value of one year (18 months for the CEO) of health insurance benefits and one year (24 months for the CEO) of continuation of life insurance benefits.

(5)	Represents the cash equivalent of any earned but unused vacation balances as of April 1, 2018.
Severance Benefits—Termination Other Than in the Event of a Change of Control
In the event of termination of employment other than in the event of a change of control the Company, our NEOs may be eligible to receive severance as determined on a case by case basis, which is generally not more than one year of the NEO’s base salary and in some cases may be less. Final determination of any severance paid is made by the Committee.

2018 Proxy Statement	51

Equity Compensation Plan Information
The following table sets forth information as of April 1, 2018, for all of the Company’s equity compensation plans:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans Excluding Securities Reflected in Column (a) (#)
	(a)		(b)	(c)
Equity compensation plans approved by security holders(1)	5,794,889	—	14.3541	8,856,233
Equity compensation plans not approved by security holders	N/A		N/A	N/A
Total	5,794,889		14.3541	8,856,233

(1)	Includes the Company’s 2009 Employee Stock Purchase Plan, 2004 Equity Plan and Gigpeak Inc, 2008 Equity Incentive Plan.

(2)
Represents 920, 225 shares that may be issued upon exercise of outstanding options, 4,478,513 shares that may be issued upon vesting of service-vesting restricted stock units, 58,354 shares earned, but subject to service-vesting conditions, under the Fiscal 2016 Executive Performance Plan based on attainment at 61% of target, 67,339 shares earned, but subject to service-vesting conditions, under the Fiscal 2018 Executive Performance Plan based on attainment at 61% of target and 270,458 shares that may still be earned under the Fiscal 2018 Executive Performance Plan assuming achievement at 100% of target.

(3)
Includes 2,868,540 shares remaining available for future issuance under the Company’s 2009 Employee Stock Purchase Plan and 5,987,693 shares remaining available for future issuance under the 2004 Equity Plan.

CERTAIN TRANSACTIONS
The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officers or directors, under the circumstances and to the extent provided for therein, for expenses, judgments, fines and settlements such officers or directors may be required to pay in actions or proceedings which they are or may be made a party by reason of their position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Bylaws of the Company.
Pursuant to the Company’s restated certificate of incorporation and Bylaws, the Company is obligated, to the maximum extent permitted by Delaware law, to indemnify each of its directors and officers against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered in connection with any proceeding arising by reason of the fact that such person is or was a director or officer of the Company. A “director” or “officer” includes any person who is or was a director or officer of the Company, is or was serving at the Company’s request as a director or officer of another enterprise or was a director or officer of a corporation which was a predecessor corporation of the Company or of another enterprise at the request of the predecessor corporation. The Company’s restated certificate of incorporation and Bylaws also require that the Company advance expenses, including attorneys’ fees, incurred by any such director or officer in advance of the final disposition of any such proceeding to which such person is entitled to indemnification, to the extent permitted and subject to any requirements imposed by the Delaware General Corporation Law.

2018 Proxy Statement	52

At present, there is no pending litigation or proceeding involving any of the Company’s directors, officers, or employees in which indemnification is sought, nor is the Company aware of any threatened litigation or proceeding that may result in claims for indemnification.
The Audit Committee, under its charter, has the responsibility of reviewing and approving in advance any proposed related party transactions as defined under Item 404 of Regulation S-K. The Chief Financial Officer or Controller brings potential related party transactions to the attention of the Company’s Disclosure Committee. The Disclosure Committee discusses any related party transactions, which are then brought to the attention of the Audit Committee at quarterly Audit Committee meetings, or more frequently, as required. The Audit Committee then determines whether the related party transaction is approved or denied. Such discussion and disposition are evidenced in the minutes of the Disclosure Committee and the Audit Committee meetings. There were no related party transactions as defined under Item 404 of Regulation S-K during fiscal year ended April 1, 2018
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16 of the Exchange Act, requires the Company’s directors and officers, and persons who own more than 10% of the Company’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC and The Nasdaq Global Select Market. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file these reports on a timely basis. Based solely on the Company’s review of the copies of such forms furnished to it and written representations from the executive officers and directors, the Company believes that during fiscal 2018 all Section 16(a) filing requirements were timely met.

2018 Proxy Statement	53

The following Audit Committee Report and Compensation Committee Report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed “filed” under either the Securities Act or the Exchange Act or considered to be “soliciting material.”

AUDIT COMMITTEE REPORT
The Audit Committee oversees the Company’s financial reporting processes on behalf of the Board of Directors. Management is responsible for the Company’s internal controls, financial reporting processes, and compliance with laws and regulations and ethical business standards. The Company’s independent registered public accounting firm (or “auditor”) is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and the audit of the Company’s internal control over financial reporting, and issuing a report thereon. The Audit Committee is responsible for monitoring and overseeing these processes.
In this context, the Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended April 1, 2018 contained in the Company’s Annual Report on Form 10-K for the fiscal year ended April 1, 2018. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Auditing Standards No. 1301, “Communications with Audit Committees”, as adopted by the Public Company Accounting Oversight Board.
The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 1, 2018, for filing with the Securities and Exchange Commission.
Audit Committee
Gordon Parnell
Umesh Padval
Norman Taffe
Robert Rango

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended April 1, 2018.
Compensation Committee
Umesh Padval
Selena LaCroix
Ken Kannappan
Norman Taffe

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CERTAIN MATTERS RELATING TO HOUSEHOLDING OF PROXY MATERIALS
AND ANNUAL REPORTS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a number of brokers with account holders who are Company stockholders will be householding the Company’s proxy materials. A single copy of the proxy statement and annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker. The Company will promptly deliver copies of the proxy statement and annual report to any stockholder who contacts the Company’s Investor Relations Department at (408) 284-8200 or by mail addressed to Investor Relations, Integrated Device Technology, Inc., 6024 Silver Creek Valley Road, San Jose, California 95138, requesting such copies. If you are holding a physical stock certificate, direct your written request to Computershare, P.O. Box 43078, Providence, Rhode Island 02940-3078, (877) 373-6374. Stockholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request “householding” of their communications should contact their broker or Computershare.

ANNUAL REPORT ON FORM 10-K; AVAILABLE INFORMATION
The Company filed with the SEC an Annual Report on Form 10-K for the fiscal year ended April 1, 2018 on May 18, 2018. Each stockholder receiving this Proxy Statement is also provided with a copy of the Annual Report on Form 10-K (without exhibits) in an Annual Report Wrap. Additional copies of the Company’s Annual Report on Form 10-K (without exhibits) with the Annual Report Wrap are available upon written request. Copies of exhibits to the Company’s Annual Report on Form 10-K are available upon written request and reimbursement of the reasonable costs to provide these documents. Please address requests for these documents to: Investor Relations, Integrated Device Technology, Inc., 6024 Silver Creek Valley Road, San Jose, California 95138. All documents filed electronically with the SEC (including exhibits) may also be accessed without charge through the Company’s investor relations website at: http://ir.idt.com/. Information on our web site is not a part of this Proxy Statement.
OTHER MATTERS
The Company knows of no other matters that will be brought before the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

By Order of the Board of Directors

/s/ Matthew D. Brandalise

Matthew D. Brandalise Secretary

Dated: July 27, 2018
San Jose, California

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APPENDIX

The following table provides a reconciliation of our GAAP to non-GAAP Financial Measures:

	Fiscal year ended April 1, 2018	Fiscal year ended April 2, 2017	Fiscal year ended April , 2016	Fiscal year ended March 29, 2015	Fiscal year ended March 30, 2014
	(in thousands $)	(in thousands $)	(in thousands $)	(in thousands $)	(in thousands $)
GAAP Operating Income (loss)	110,916	109,184	136,639	111,147	30,955
Acquisition related:
Amortization of acquisition-related intangibles	36,452	21,360	13,662	6,573	21,964
Impairment of acquired in-process research and development	—	2,295	—	—	2,433
Acquisition-related costs	2,225	4,079	3,127	(125)	802
Amortization of fair market value adjustment to inventory	8,023		5,531	—	—
Restructuring related:
Severance, retention and facility closure costs	10,462	16,336	11,700	1,250	6,590
Assets impairment and other	12,744	1,026	147	2,968	4,113
Other:
Stock-based compensation expense	1,278	39,874	54	990	1,265
Compensation benefit—deferred compensation plan	50,784	1,586	34,157	22,453	12,677
Non-GAAP Operating Income	232,884	195,740	205,017	145,256	80,799
Revenue	842,764	728,243	697,376	572,905	484,779
Operating Margin	27.63%	26.88%	29.40%	25.35%	16.67%

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